UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549 SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Rule 14a-12

SCANDIUM INTERNATIONAL MINING CORP.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TAKE NOTICE that the annual general meeting of shareholders (the “Meeting”) of Scandium International Mining Corp. (the “Company”) will be held at Suite 1200, 750 West Pender Street, Vancouver, British Columbia, Canada on Monday June 3, 2024, at 9:00 a.m. (Vancouver time) for the following purposes, as more particularly described in the accompanying information circular (the “Information Circular”):

1.	to receive the audited financial statements of the Company for its fiscal year ended December 31, 2023, and the report of the auditors thereon;

2.	to fix the number of directors at four (4);

3.	to elect directors of the Company for the ensuing year;

4.	to re-appoint Davidson & Company LLP, as auditors of the Company for the ensuing year, and to authorize the directors to fix the auditors’ remuneration;

5.	to approve the unallocated entitlements under the Company’s stock option plan; and

6.	to transact any other business which may properly come before the Meeting, or any adjournment thereof.

The Board of Directors has fixed April 18, 2024, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

Accompanying this notice of Meeting is the Information Circular, a form of proxy (“Proxy”) or voting instruction form (“VIF”), and a request card for use by shareholders who wish to receive the Company’s interim and/or annual financial statements. A shareholder entitled to vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his/her stead. If you are unable to attend the Meeting, or any adjournment or postponement thereof, in person, please date, execute, and return the enclosed form of Proxy in accordance with the instructions set out in the notes to the Proxy and any accompanying information from your intermediary, if applicable. The Information Circular includes more detailed information relating to the matters to be considered at the Meeting and forms part of this Notice.

DATED at Vancouver, British Columbia, this 18th of April 2024.

ON BEHALF OF THE BOARD OF DIRECTORS

         “Peter Evensen”

PRESIDENT & CEO

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and the Company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions. If you are a non-registered Shareholder and receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or by the other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

PROXY STATEMENT AND INFORMATION CIRCULAR
AS AT APRIL 18, 2024

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON June 3, 2024

In this Proxy Statement and Information Circular, all references to “$” are to United States dollars and all references to “C$” are to Canadian dollars. As at April 18, 2024, one Canadian dollar was equal to approximately $0.73 in U.S. Currency.

GENERAL

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Scandium International Mining Corp., a British Columbia corporation (the “Company” or “SCY”), for use at the Annual General Meeting of Shareholders (the “Meeting”) of SCY to be held at 9:00 a.m. (Vancouver time) on Monday June 3, 2024, or at any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy card are being mailed to our shareholders on or about April 18, 2024.

The cost of solicitation will be paid by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation, therefore. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners.

Our administrative offices are located at 2011 Phaeton Lane, Reno, Nevada, 89521.

In this Information Circular, references to “Common Shares” means common shares without par value in the capital of the Company. “Registered Shareholders” means Shareholders whose names appear on the records of the Company as the registered holders of Common Shares. “Non-Registered Shareholders” means Shareholders who do not hold Common Shares in their own name. “Intermediaries” refers to brokers, investment firms, clearing houses and similar entities that own securities on behalf of Non-Registered Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company. The Company will bear all costs of this solicitation. We have arranged to send meeting materials directly to Registered Shareholders, as well as Non-Registered Shareholders who have consented to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (non-objecting beneficial owners). We have not arranged for Intermediaries to forward the meeting materials to Non-Registered Shareholders who have objected to their ownership information being disclosed by the Intermediary holding the Common Shares on their behalf (objecting beneficial owners) under National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”). As a result, objecting beneficial owners will not receive the Information Circular and associated meeting materials unless their Intermediary assumes the costs of delivery.

Appointment and Revocation of Proxies

The individuals named in the accompanying form of proxy (the “Proxy”) are officers of the Company or solicitors for the Company. If you are a Registered Shareholder, you have the right to attend the Meeting or vote by proxy and to appoint a person or company other than the person designated in the Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meeting. You may do so either by inserting the name of that other person in the blank space provided in the Proxy or by completing and delivering another suitable form of Proxy.

Voting by Registered Shareholder

If you are a Registered Shareholder you may wish to vote by proxy whether or not you are able to attend the Meeting in person. Registered Shareholders electing to submit a proxy may do so by completing, dating and signing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare Investor Services Inc. (“Computershare”), in accordance with the instructions on the Proxy.

In all cases you should ensure that the Proxy is received at least 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment or postponement thereof at which the Proxy is to be used.

Registered Shareholders electing to submit a Proxy may do so by:

(i)	Internet: Vote online at www.investorvote.com using the Proxy Control Number found in the enclosed Proxy;

(ii)

Mail:  Completing, dating and signing the enclosed Proxy and returning it to the Company’s transfer agent, Computershare, by fax within North America at 1-866-249-7775, or by mail or hand delivery at 8th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1, Canada; or

(iii)

Telephone:  Using a touch-tone phone to transmit voting choices to the toll-free number given in the Proxy. Registered Shareholders who choose this option must follow the instructions of the voice response system and refer to the enclosed Proxy for the toll-free number, the holder’s account number and the Proxy Control Number.

Every Proxy may be revoked by an instrument in writing:

(i)	executed by the Shareholder or by his/her attorney authorized in writing or, where the Shareholder is a company, by a duly authorized officer or attorney of the company; and

(ii)

delivered either to the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting or any adjournment or postponement thereof, at which the Proxy is to be used, or to the chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof, or in any other manner provided by law.

Only Registered Shareholders have the right to revoke a Proxy. Non-Registered Shareholders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf. If you are a Non-Registered Shareholder, see “Voting by Non-Registered Shareholders” below for further information on how to vote your Common Shares.

Exercise of Discretion by Proxyholder

If you have the right to vote by proxy, the persons named in the Proxy (the “Proxyholder”) will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The Proxy confers discretionary authority on the persons named therein with respect to:

(i)	each matter or group of matters identified therein for which a choice is not specified;

(ii)	any amendment to or variation of any matter identified therein;

(iii)	any other matter that properly comes before the Meeting; and

(iv)	exercise of discretion of the Proxyholder.

In respect of a matter for which a choice is not specified in the Proxy, the persons named in the Proxy will vote the Common Shares represented by the Proxy for the approval of such matter. Management is not currently aware of any other matters that could come before the Meeting.

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Voting by Non-Registered Shareholders

The following information is of significant importance to Shareholders who do not hold Common Shares in their own name. Non-Registered Shareholders should note that the only Proxies that can be recognized and acted upon at the Meeting are those deposited by Registered Shareholders.

If Common Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s Intermediary or an agent of that Intermediary. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. as nominee for The Canadian Depositary for Securities Limited (which acts as depositary for many Canadian brokerage firms and custodian banks), and in the United States, under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many United States brokerage firms and custodian banks).

If you have consented to disclosure of your ownership information, you will receive a request for voting instructions from the Company (through Computershare). If you have declined to disclose your ownership information, you may receive a request for voting instructions from your Intermediary if they have assumed the cost of delivering the Information Circular and associated meeting materials. Every Intermediary has its own mailing procedures and provides its own return instructions to clients. However, most Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) in the United States and in Canada.

If you are a Non-Registered Shareholder, you should carefully follow the instructions on the voting instruction form received from Computershare or Broadridge in order to ensure that your Common Shares are voted at the Meeting. The voting instruction form supplied to you will be similar to the Proxy provided to the Registered Shareholders by the Company. However, its purpose is limited to instructing the Intermediary on how to vote on your behalf.

The voting instruction form sent by Computershare or Broadridge will name the same persons as the Company’s proxy to represent you at the Meeting. Although as a Non-Registered Shareholder you may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of your Intermediary, you, or a person designated by you (who need not be a Shareholder), may attend at the Meeting as Proxyholder for your Intermediary and vote your Common Shares in that capacity. To exercise this right to attend the meeting or appoint a Proxyholder of your own choosing, you should insert your own name or the name of the desired representative in the blank space provided in the voting instruction form. Alternatively, you may provide other written instructions requesting that you or your desired representative attend the Meeting as Proxyholder for your Intermediary. The completed voting instruction form, or other written instructions must then be returned in accordance with the instructions on the form.

If you receive a voting instruction form from Computershare or Broadridge, you cannot use it to vote Common Shares directly at the Meeting. The voting instruction form must be completed as described above and returned in accordance with its instructions well in advance of the Meeting in order to have the Common Shares voted.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is, subject to the special rights and restrictions attached to the share of any class or series of shares, one person who is a shareholder, or who is otherwise permitted to vote shares of the Company at a meeting of shareholders pursuant to its articles, present in person or by proxy. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted “FOR” fixing the number of directors at four (4), “FOR” the election of each of the nominees to the Board named in this Proxy Statement, “FOR” the appointment of Davidson & Company LLP, as independent auditors of the Company for the fiscal year ended December 31, 2024, and to authorize the directors to fix their remuneration, and “FOR” the approval of all unallocated entitlements under the Company’s stock option plan. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

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To be effective, each matter which is submitted to a vote of shareholders, other than for the election of directors and the approval of auditors, must be approved by a majority of the votes cast by the shareholders voting in person or by proxy at the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On April 18, 2024 (the “Record Date”), there were 355,860,813 common shares in the capital of the Company (“Common Shares”) issued and outstanding, each share carrying the right to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

To the knowledge of the directors and executive officers of the Company, as of the Record Date, the beneficial owners or persons exercising control or direction over Company shares carrying more than 5% of the outstanding voting rights are:

Name and Address	Number of Shares(1)	Nature of Ownership	Approximate % of Total Issued and Outstanding
Willem Duyvesteyn Reno, Nevada	18,362,204(3)	Sole voting and investment control	5.16%
	9,518,693(2)(3)	Shared voting and investment control	2.67%
Andrew Greig Teneriffe, QLD, Australia	22,965,956(4)	Sole voting and investment control	6.45%
Scandium Investments LLC Los Angeles, California	73,470,916(5)(6)(7)	Shared voting and investment control	20.65%
Peter Evensen Southport, Connecticut	73,470,916(5)(6)	Shared voting and investment control	20.65%
	4,261,176(6)	Sole voting and investment control	1.11%
R. Christian Evensen La Cañada Flintridge, California	73,470,916(5)(7)	Shared voting and investment control	20.65%
	400,000(7)	Sole voting and investment control	0.11%
(1)

The information relating to the above share ownership was obtained by the Company from insider reports and beneficial ownership reports on Schedule 13D filed with the SEC or available at www.sedi.ca, or from the shareholder.

(2)	9,518,693 of these common shares are registered in the name of Irene Duyvesteyn, and Mr. Duyvesteyn has voting and investment control over these common shares.
(3)	This figure does not include 3,750,000 common shares issuable pursuant to exercise of stock options.
(4)	This figure does not include 400,000 common shares issuable pursuant to exercise of stock options.
(5)	Peter Evensen and R. Christian Evensen hold voting and investment control of the 73,470,916 common shares registered in the name of Scandium Investments LLC.
(6)	This figure does not include 7,200,000 common shares issuable to Peter Evensen pursuant to exercise of stock options.
(7)	This figure does not include 5,700,000 common shares issuable to R. Christian Evensen pursuant to exercise of stock options.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors and the appointment of auditors and as set out herein. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

PRESENTATION OF FINANCIAL STATEMENTS

The annual financial statements of the Company for the financial year ended December 31, 2023, together with the auditor’s reports thereon, will be placed before the Meeting. The Company’s financial statements are available on the System of Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca and the Company’s website at www.scandiummining.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Board proposes to fix the number of directors of the Company at four (4) and that the following four nominees be elected as directors at the Meeting, each of whom will hold office until the expiration of their term or until his or her successor shall have been duly appointed or elected and qualified: William Harris, James Rothwell, Peter Evensen and R. Christian Evensen.

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of such nominees. Although the Board anticipates that the four nominees will be available to serve as directors of SCY, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

THE BOARD RECOMMENDS A VOTE “FOR” FIXING THE TOTAL NUMBER OF DIRECTORS AT FOUR AND “FOR” THE ELECTION OF EACH OF THE FOUR NOMINEES.

As part of its ongoing review of corporate governance policies, on September 2, 2014, the Board adopted a policy providing that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” will tender his or her resignation to the Chairman of the Board promptly following the shareholders’ meeting. The Board will consider the offer of resignation and will make a decision whether or not to accept it. In considering whether or not to accept the resignation, the Board will consider all factors deemed relevant by the members of the Board. The Board will be expected to accept the resignation except in situations where the considerations would warrant the applicable director continuing to serve on the Board. The Board will make its final decision and announce it in a press release within 90 days following the Meeting. A director who tenders his or her resignation pursuant to this policy will not participate in any meeting of the Board at which the resignation is considered.

The following table sets out the names of the nominees, their positions and offices in the Company, principal occupations, the period of time that they have been directors of the Company, and the number of shares of the Company which each beneficially owns or over which control or direction is exercised.

Name, Residence and Present Position with the Company	Director Since	# of Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised (1)	Principal Occupation (1)
Peter B. Evensen (3) Connecticut, USA Director, President and CEO	October 10, 2017	77,732,092(4)(5)	Chief Executive Officer of Scandium International Mining Corporation and CEO of Evensen Enterprises LLC, a maritime consulting company.
R. Christian Evensen Nevada, USA Director, CFO	October 10, 2017	73,870,916(4)(5)	Chief Financial Officer of Scandium International Mining Corporation and Managing Partner of Alpinista Investments, LLC.
William B. Harris (2)(3) Florida, USA Director, Chairman	June 5, 2007	2,057,778(5)	Partner of Solo Management Group, LLC, an investment management and financial consulting company.
James R. Rothwell (2) Washington, USA Director	July 16, 2014	2,005,682(5)	Consultant to mining and metals industry companies.
(1)

The information as to principal occupation, business or employment and shares beneficially owned or controlled is not within the knowledge of the management of the Company and has been furnished by the respective nominees. Unless otherwise stated, any nominees named above have held the principal occupation or employment indicated for at least five years.

(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Peter Evensen and R. Christian Evensen hold voting and investment control of the 73,470,916 common shares registered in the name of Scandium Investments LLC.
(5)

These figures do not include the number of common shares issuable pursuant to exercise of stock options as follows; 3,600,000 shares issuable to William Harris, 3,365,000 shares issuable to James Rothwell, 7,200,000 shares issuable to Peter Evensen and 5,700,000 shares issuable to R. Christian Evensen.

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Peter Evensen is Chief Executive Officer of Scandium International Mining Corporation, a position he has held since April 2022, and a consultant in the international maritime industry through Evensen Enterprises LLC, an entity he established after he retired as President and Chief Executive Officer of Teekay Corporation in January 2017 after joining Teekay in 2003 as Senior Vice President, Treasurer and Chief Financial Officer. Mr. Evensen has over 40 years of experience in banking and finance. Prior to joining Teekay, Mr. Evensen was Managing Director and Head of Global Shipping at J.P. Morgan Securities Inc. and worked in other senior positions for its predecessor firms for over 20 years. His international industry experience includes positions in Vancouver, New York, London and Oslo. Mr. Evensen holds a B.A. in Economics and Political Science and attended the Tuck Advanced Management Program at Dartmouth. Mr. Evensen’s experience makes him a valuable member of the Board.

R. Christian Evensen is Chief Financial Officer of Scandium International Mining Corporation, a position he has held since April 2022, and the founding partner of Alpinista Investments, LLC. He has spent his career structuring and managing corporate, derivative and real estate investments and their underlying financing of these investments. Prior to the formation of Alpinista in 2020, Mr. Evensen was the founder of Flintridge Capital Investments in 2006. Prior to Flintridge, Mr. Evensen was a founder (in 1990) and Managing Partner of Canyon Capital Advisors LLC and Canyon Capital Realty Advisors LLC, both SEC registered investment advisors. He was also President of Canyon Partners Incorporated, a NASD broker-dealer. During the 1980s, Mr. Evensen was a Senior Vice President and Director of the Senior Debt and International Markets Groups in the High Yield Bond Department of Drexel Burnham Lambert. Prior to working for Drexel, Mr. Evensen was a Vice President of the Currency and Interest Rate Derivatives Group at Merrill Lynch. Mr. Evensen began his career at The Bank of New York and First Interstate Bank. Mr. Evensen holds a B.A. in Economics from Williams College. Mr. Evensen’s experience and make him a valuable member of the Board.

William Harris has more than 45 years of experience in financial and executive management with public companies. Mr. Harris is also a board member of enCore Energy Corp, and the former President and CEO of Hoechst Fibers Worldwide, the global acetate and polyester business of Hoechst AG. Mr. Harris holds a BA in English from Harvard College and an MBA in finance from Columbia University Graduate School of Business. Mr. Harris’ expertise and experience make him a valuable member of the Board.

James Rothwell has held numerous senior management roles and board positions in Canadian public mining companies, including Chairman of Shore Gold Inc. and Kensington Resources Ltd., Board Director for Motapa Diamonds Inc. and President, CEO and Director of Inca Pacific Resources and Dia Met Minerals Ltd. Prior to these Canadian company positions, he served for 27 years with Utah International and BHP in a number of business roles in the US, Canada, Brazil and Australia. With BHP, Mr. Rothwell’s operational experience included thermal coal, iron ore, coking coal, manganese, diamonds, and the leadership of the BHP Minerals marketing effort worldwide. He has served on minerals industry associations in Australia, the USA and Canada. Mr. Rothwell has a BA (Economics) and an MBA (Finance/Accounting) from Stanford University. Mr. Rothwell’s experience and his independence from management make him a valuable member of the Board.

Executive Officers

The following sets forth certain information regarding executive officers of the Company.

Name	Position with the Company
Peter Evensen	President and Chief Executive Officer
R. Christian Evensen	Chief Financial Officer
John Thompson	Vice President, General Manager – Australia

Information regarding Peter Evensen and R. Christian Evensen is provided above under “Directors”.

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John Thompson, Vice President, General Manager - Australia, joined the Company in May 2011. Mr. Thompson’s mining career spans 41 years in senior management roles with Utah Development Company, BHP (now BHP Billiton), Newcrest Mining and QGX Ltd., managing and developing mineral projects in Australia, New Zealand, Mongolia and the United States. He has held numerous other leadership roles in the mining industry, including four Mine/General Manager roles in coking coal, gold and titanium/iron sands operations and a General Manager position at Newcrest overseeing five operating gold businesses in Australia. Mr. Thompson has a Bachelor of Science degree in Mining and Petroleum Engineering from the University of Queensland and is a Fellow of the Australian Institute of Mining and Metallurgy.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

During the past ten years, none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity; or (f) any material proceedings in which such person is a party adverse to SCY or any of its subsidiaries or has a material interest adverse to SCY or any of its subsidiaries. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director, executive officer or affiliate of SCY, any owner of record or beneficially of more than five percent of the Company’s Common Stock, or any associate of such director, executive officer, affiliate of SCY, or security holder.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 18, 2024, by:

(i)	each director of SCY;
(ii)	each of the Named Executive Officers of SCY; and
(iii)	all directors and executive officers as a group.

Except as noted below, SCY believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares Beneficially Owned[1]	Percentage of Shares Beneficially Owned[1]
William Harris	2,057,778	0.58%
James Rothwell	2,005,682	0.56%
Peter Evensen	77,432,092(2)	21.76%
R. Christian Evensen	400,000(2)	0.11%
John Thompson	4,486,200	1.26%
All officers and directors (5) persons	86,381,752	24.27%
(1)

These amounts exclude beneficial ownership of securities not currently outstanding, but which are reserved for immediate issuance on exercise of stock options as follows; 3,600,000 shares issuable to William Harris, 3,365,000 shares issuable to James Rothwell, 7,200,000 issuable to Peter Evensen, 5,700,000 issuable to R. Christian Evensen, and 2,550,000 shares issuable to John Thompson.

(2)

Peter Evensen and R. Christian Evensen hold voting and investment control of the 73,470,916 Common Shares registered in the name of Scandium Investments LLC. For the purposes of this table, these Common Shares have been allocated to Peter Evensen.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires SCY’s directors, executive officers and persons who own more than 10% of a registered class of SCY’s securities to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of SCY. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish SCY with copies of all Section 16(a) reports they file.

To SCY’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, SCY believes that during the year ended December 31, 2023, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Exchange Act.

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the members and nominees of the Board and the Executive Officers of SCY as of the Record Date:

Name	Age	Position	Position Held Since
Peter Evensen	65	Director, President and CEO	October 10, 2017
R. Christian Evensen	67	Director and CFO	October 10, 2017
William Harris	77	Director Chairman	June 5, 2007 April 2, 2010
James Rothwell	75	Director	July 16, 2014
John Thompson	76	Vice President Project Development	March 8, 2011

All of the officers identified above serve at the discretion of the Board and have consented to act as officers of the Company.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

Peter Evensen and R. Christian Evensen are brothers and they both serve as directors of SCY. Other than as disclosed herein, there are no family relationships among any of the existing directors or executive officers of SCY.

COMPENSATION COMMITTEE

The Company’s compensation policies and programs are designed to be competitive with similar mining companies and to recognize and reward executive performance consistent with the success of the Company’s business. These policies and programs are intended to attract and retain capable and experienced people. The role and philosophy of the compensation committee (“Compensation Committee”) is to ensure that the Company’s compensation goals and objectives, as applied to the actual compensation paid to the Company’s Chief Executive Officer and other executive officers, are aligned with the Company’s overall business objectives and with shareholder interests.

In addition to industry comparables, the Compensation Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long-range interests of the Company and its shareholders, overall financial and operating performance of the Company and the Compensation Committee’s assessment of each executive’s individual performance and contribution toward meeting corporate objectives.

The Compensation Committee reviews and approves the compensation of SCY’s officers, reviews and administers SCY’s stock option plan and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are William Harris, and James Rothwell. Both William Harris and James Rothwell are independent directors. The Board has adopted a written charter for the Compensation Committee, a copy of which can be found on the Company’s website at www.scandiumminingcom.

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The function of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation practices of the executive officers of the Company. The Compensation Committee has been empowered to review the compensation levels of the executive officers of the Company and to report thereon to the Board; to review the strategic objectives of the stock option and other stock-based compensation plans of the Company and to set stock based compensation; and to consider any other matters which, in the Compensation Committee’s judgment, should be taken into account in reaching the recommendation to the Board concerning the compensation levels of the Company’s executive officers.

Report on Executive Compensation

This report on executive compensation has been authorized by the Compensation Committee. The Board assumes responsibility for reviewing and monitoring the long-range compensation strategy for the senior management of the Company although the Compensation Committee guides it in this role. The Board determines the type and amount of compensation for the President and CEO. The Board also reviews the compensation of the Company’s senior executives. The Compensation Committee has not considered the implications of the risks associated with the Company’s compensation policies and practices.

The Compensation Committee makes the final determination on compensation for directors and senior executives of the Company. The Compensation Committee will take recommendations from the CEO as to what appropriate levels of compensation should be for senior executives. The Compensation Committee does not delegate the authority to determine compensation for directors and senior officers to other persons.

Philosophy and Objectives

The compensation program for the senior management of the Company is designed to ensure that the level and form of compensation achieves certain objectives, including:

(a)	attracting and retaining talented, qualified and effective executives;

(b)	motivating the short and long-term performance of these executives; and

(c)	better aligning their interests with those of the Company’s shareholders.

In compensating its senior management, the Company has employed a combination of base salary and equity participation through its stock option plan. The Company’s Named Executive Officers or NEOs, as that term is defined in Form 51-102F6, and directors are not permitted to purchase financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by the NEO or director.

Elements of the Compensation Program

The significant elements of compensation awarded to the Named Executive Officers (as defined below) are a cash salary and stock options. The Company does not presently have a long-term incentive plan for its Named Executive Officers. There is no policy or target regarding allocation between cash and non-cash elements of the Company’s compensation program. The Compensation Committee reviews annually the total compensation package of each of the Company’s executives on an individual basis, against the backdrop of the compensation goals and objectives described above and makes recommendations to the Board concerning the individual components of their compensation.

Cash Salary

As a general rule, the Company seeks to offer its Named Executive Officers a compensation package that is in line with that offered by other companies in our industry, and as an immediate means of rewarding the Named Executive Officers for efforts expended on behalf of the Company. Both Peter Evensen and R. Christian Evensen have elected to forego cash compensation at this time as part of the Company’s expense reduction initiative.

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Equity Participation

The Company believes that encouraging its executives and employees to become shareholders is the best way of aligning their interests with those of its shareholders. Equity participation is accomplished through the Company’s stock option plan. Stock options are granted to senior executives taking into account a number of factors, including the amount and term of options previously granted, base salary and bonuses and competitive factors. Options are generally granted to senior executives which vest on terms established by the Board.

Perquisites and Other Personal Benefits

The Company’s Named Executive Officers are not generally entitled to significant perquisites or other personal benefits not offered to the Company’s other employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all information concerning the total compensation of the Company’s president, chief executive officer, chief financial officer, and the two other most highly compensated officers (the “Named Executive Officers”) during the last three completed fiscal years for services rendered to the Company in all capacities.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Evensen, President, CEO and Director	2023 2022	$Nil $Nil	$Nil $Nil	$Nil $Nil	$77,490 $95,211	$Nil $Nil	$Nil $Nil	$Nil $Nil	$77,490 $95,211
R. Christian Evensen, CFO	2023 2022	$Nil $Nil	$Nil $Nil	$Nil $Nil	$58,118 $71,408	$Nil $Nil	$Nil $Nil	$Nil $Nil	$58,118 $71,408
John Thompson,	2023	$59,688	$Nil	$Nil	$15,498	$Nil	$Nil	$Nil	$75,186
V.P. General Manager,	2022	$62,354	$Nil	$Nil	$24,628	$Nil	$Nil	$Nil	$86,982
Australia	2021	$67,462	$Nil	$Nil	$29,432	$Nil	$Nil	$Nil	$96,894
(1)

The determination of the value of option awards is based upon the Black-Scholes Option pricing model, details and assumptions of which are set out in Note 6 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2023.

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Pay Versus Performance

The following table provides information regarding compensation paid to the Principal Executive Officer, and the Company’s other Named Executive Officers, the performance of the Company’s common stock and the Company’s net income.

Year	Summary compensation table total for PEO(1)		Compensation actually paid to PEO(2)		Average summary compensation table total for non-PEO NEOs(3)	Average compensation actually paid to non-PEO NEOs(3)(4)	Value of initial fixed $100 investment based on:	Net Income (loss)
	Peter Evensen (5)	George Putnam (6)	Peter Evensen (5)	George Putnam (6)			Total shareholder return
(a)	(b.1)	(b.2)	(c.1)	(c.2)	(d)	(e)	(f)	(h)
2023	$77,490	N/A	$77,490	N/A	$66,652	$66,652	46.41	$(133,772)
2022	$95,211	$33,333	$95,211	$33,333	$79,195	$79,195	30.76	$228,371
(1)

The dollar amounts reported in columns (b.1) and (b.2) are the amounts of total compensation reported for the PEO for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table”.

(2)	The dollar amounts reported in columns (c.1) and (c.2) represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K.
(3)	Non-PEO NEOs include Christian Evensen and John Thompson in 2023, and Christian Evensen and John Thompson in 2022.
(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K.
(5)	Peter Evansen was appointed CEO on April 18, 2022.
(6)	George Putnam resigned as the President, Chief Executive Officer and a director of the Company on April 18, 2022.

Description of Relationship between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following table sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Year	Compensation Actually Paid to PEO ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Total Shareholder Return
2023	77,490	66,652	(46.41)
2022	128,544	79,175	30.76

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following table sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the two most recently completed fiscal years.

Year	Compensation Actually Paid to PEO ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)	Net Income ($)
2023	77,490	66,652	(133,772)
2022	128,544	79,175	228,371

DIRECTOR COMPENSATION

No cash compensation was paid to any director of the Company for the director’s services as a director during the financial year ended December 31, 2023, other than the reimbursement of out-of-pocket expenses.

The Company has no standard arrangement pursuant to which directors are compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options in accordance with the policies of the Toronto Stock Exchange (“TSX”). During the most recently completed financial year, no incentive stock options were granted to directors, including directors who are Named Executive Officers.

AGGREGATED STOCK OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

No options were exercised during the Company’s most recently completed fiscal year ended December 31, 2023.

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OUTSTANDING EQUITY AWARDS AT THE MOST RECENTLY COMPLETED FISCAL YEAR

	Option-based Awards				Share-based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price C$)	Option expiration date	Value of Unexercised in-the money options (US$) (1)(2)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested ($)
William Harris	500,000	$0.15	May 9, 2024	$Nil	N/A	N/A
	500,000	$0.14	Nov. 13, 2025	$Nil
	500,000	$0.18	May 5, 2026	$Nil
	700,000	$0.09	June 24, 2027	$Nil
	1,400,000	$0.035	Nov. 14, 2028	$Nil
James Rothwell	365,000	$0.15	May 9, 2024	$Nil	N/A	N/A
	400,000	$0.065	Mar. 25, 2025	$Nil
	400,000	$0.14	Nov. 13, 2025	$Nil
	400,000	$0.18	May 5, 2026	$Nil
	600,000	$0.09	June 24, 2027	$Nil
	1,200,000	$0.035	Nov. 14, 2028	$Nil
Peter Evensen	400,000	$0.065	Mar. 25, 2025	$Nil	N/A	N/A
	400,000	$0.14	Nov. 13, 2025	$Nil
	400,000	$0.18	May 5, 2026	$Nil
	2,000,000	$0.09	June 24, 2027	$Nil
	4,000,000	$0.035	Nov. 14 2028	$Nil
Christian Evensen	400,000	$0.065	Mar. 25, 2025	$Nil	N/A	N/A
	400,000	$0.14	Nov. 13, 2025	$Nil
	400,000	$0.18	May 5, 2026	$Nil
	1,500,000	$0.09	June 24, 2027	$Nil
	3,000,000	$0.035	Nov. 14, 2028	$Nil
(1)

“Value of unexercised in-the-money options” is calculated by determining the difference between the market value of the securities underlying the options at the date referred to and the exercise price of the options and is not necessarily indicative of the value (i.e. loss or gain) that will actually be realized by the directors.

(2)	“in-the-money options” means the excess of the market value of the Company’s shares on December 31, 2023 over the exercise price of the options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets out information as of the end of the fiscal year ended December 31, 2023, with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (i)	Weighted-average exercise price of outstanding options, warrants and rights (ii)	Number of securities remaining available for future issuances under equity compensation plan [excluding securities reflected in column (i)] (iii)
Equity compensation plans approved by security holders (2015 Stock Option Plan)	40,015,000	$0.10	13,364,121
Equity compensation plans not approved by security holders	Nil	Nil	Nil
Total:	40,015,000	$0.10	13,364,121

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TERMINATION AND CHANGE OF CONTROL BENEFITS

The following contracts, agreements, plans, and arrangements provide for payments to the applicable Named Executive Officers following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the company or a change in such Named Executive Officers’ responsibilities:

John D. Thompson – the Company entered into a letter agreement effective February 8, 2011, with John D. Thompson, pursuant to which Mr. Thompson agreed to act as VP, Project Development of the Company and its subsidiaries. Mr. Thompson receives a base salary of A$90,000 per year, reflecting his support to the Company on a 50% basis. If the position and job requirements expand to a full-time commitment, the Company may discuss with Mr. Thompson on appropriate compensation changes. Mr. Thompson received an initial grant of 500,000 stock options exercisable for a term of 5 years, 20% which vested immediately, and the remainder of which vested in four equal instalments every six months thereafter. Mr. Thompson is entitled to a termination payment equal to six months’ base salary plus one additional month of salary for each full year of services, to a maximum of twenty-four months. If Mr. Thompson is terminated pursuant to a change of control, he is entitled to a termination payment equal to two times his base salary.

Other than the agreements described above, the Company and its subsidiaries are not parties to any contracts, and have not entered into any plans or arrangements which require compensation to be paid to any of the Named Executive Officers in the event of:

(a)	resignation, retirement or any other termination of employment with the Company or one of its subsidiaries;
(b)	a change of control of the Company or one of its subsidiaries; or
(c)	a change in the director, officer or employee’s responsibilities following a change of control of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2023, the Board held four directors’ meetings. All other matters which required Board approval were consented to in writing by all of the Company’s directors.

The Board has established an Audit Committee and a Compensation Committee. The Board has no standing nominating committee. Each of the Audit Committee and the Compensation Committee is responsible to the full Board. The functions performed by these committees are summarized below:

Audit Committee. The Board has an Audit Committee composed of two directors, William Harris (Chair), and James Rothwell. All members of the Audit Committee are “independent” and “financially literate” in accordance with Multilateral Instrument 52-110 Audit Committees (“NI 52-110”). The Audit Committee reviews all financial statements of the Company prior to their publication, reviews audits or communications, recommends the appointment of independent auditors, reviews and approves the professional services to be rendered by independent auditors and reviews fees for audit services. The Audit Committee meets both separately with auditors (without management present) as well as with management present. The meetings with the auditors discuss the various aspects of the Company’s financial presentation in the areas of audit risk and Canadian generally accepted accounting principles. Specifically, the audit committee has:

(a)	reviewed and discussed the audited financial statements with management;
(b)	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and
(c)

received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

A copy of the text of the Company’s audit committee charter can be found on the Company’s website at www.scandiummining.com.

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Based on the foregoing review and discussions, the audit committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC.

Submitted by the Audit Committee.

William Harris, Chair

James Rothwell, Member

Compensation Committee. The Compensation Committee reviews and approves the compensation of SCY’s officers, reviews and administers SCY’s stock option plan and makes recommendations to the Board regarding such matters. The members of the Compensation Committee are William Harris, and James Rothwell. Both William Harris and James Rothwell are independent directors. The Board has adopted a written charter for the Compensation Committee, a copy of which can be found on the Company’s website at www.scandiumminingcom.

Nominating Committee. No Nominating Committee has been appointed. Nominations of directors are made by the Board. The Board is of the view that the present management structure does not warrant the appointment of a Nominating Committee.

In its deliberations for selecting candidates for nominees as director, the Board considers the candidate’s knowledge of the mineral exploration industry and involvement in community, business and civic affairs. Any nominee for director made by the Board must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies on the Board, the Board solicits its current Board for names of potentially qualified candidates. The Board would then consider the potential pool of director candidates, select the candidate the Board believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history, potential conflict of interest or regulatory issue that would cause the candidate not to be qualified to serve as a director of SCY. Additionally, the Board annually reviews the Board’s size, structure, composition and functioning, to ensure an appropriate blend and balance of diverse skills and experience.

MANAGEMENT CONTRACTS

The Company is not a party to a management contract with anyone other than directors or Named Executive Officers of the Company.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of the current or former directors, executive officers, employees, and proposed nominees for election as directors or their associates is or has since the beginning of the last completed financial year, been indebted to the Company or any of its subsidiaries or indebted to another entity where such indebtedness is or was the subject of a guarantee, support agreement, letter of credit or other similar instrument or understanding provided by the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as disclosed herein, since the commencement of the Company’s most recently completed financial year, no informed person of the Company, nominee for director or any associate or affiliate of an informed person or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

An “informed person” means: (a) a director or executive officer of the Company; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company; (c) any person or company who beneficially owns, directly or indirectly, voting securities of the company or who exercises control or director over voting securities of the Company or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) the Company itself, if and for so long as it has purchased, redeemed or otherwise acquired any of its shares.

REPORT OF CORPORATE GOVERNANCE

The British Columbia Securities Commission has issued guidelines on corporate governance disclosure for non-venture issuers as set out in National Instrument 58-101 (the “Policy”). The Policy addresses matters relating to constitution and independence of directors, the functions to be performed by the directors of a company and their committees and effectiveness and evaluation of proposed corporate governance guidelines and best practices specified by the Canadian securities regulators. The Company’s approach to corporate governance in the context of the specific issues outlined in Form 58-101F1 is set out below.

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Board of Directors

The Board currently consists of four directors, and it is proposed that all four be nominated at the Meeting. Of the four proposed directors, one half of individuals qualify as independent directors. A director is independent if he or she has no direct or indirect “material relationship” with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of the director’s independent judgment. The following table outlines the Company’s independent and non-independent directors, and the basis for a determination that a director is non-independent:

Name of Director	Independent/Non- Independent	Reason
William Harris	Independent	Chairman of the Board
James Rothwell	Independent
Peter Evensen	Non-Independent	Shared voting and investment control over more than 10% of the Company’s Common Shares(1)
R. Christian Evensen	Non-Independent	Shared voting and investment control over more than 10% of the Company’s Common Shares(1)
(1)	Peter Evensen and R. Christian Evensen hold voting and investment control of the 66,268,694 Common Shares registered in the name of Scandium Investments LLC.

William Harris, an independent director, is the Chairman of the Board. Mr. Harris’ primary roles as Chairman are to chair all meetings of the Board and to manage the affairs of the Board, including ensuring the Board is organized properly, functions effectively and meets its obligations and responsibilities. The Chairman’s responsibilities include, among other things, ensuring effective relations and communications among Board members.

The Board holds meetings as considered appropriate to deal with the matters arising from developments in the business and affairs of the Company from time to time. During the fiscal year ended December 31, 2023, the Board held four meetings. In addition to the business conducted at such meetings, various other matters were approved by written resolution signed by all members of the Board.

The attendance record for each director of the Company during the fiscal year ended December 31, 2023, was as follows:

Name of Director	Meetings Attended
William Harris	4 of 4
James Rothwell	4 of 4
Peter Evensen	4 of 4
R. Christian Evensen	4 of 4

The attendance record for each member of the Audit Committee during the fiscal year ended December 31, 2023, was as follows:

Name of Director	Meetings Attended
William Harris	4 of 4
James Rothwell	4 of 4

The attendance record for each member of the Compensation Committee during the fiscal year ended December 31, 2023, was as follows:

Name of Director	Meetings Attended
William Harris	1 of 1
Peter Evensen	1 of 1

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The Board’s policy is to hold independent directors’ meetings as deemed necessary. At these independent directors’ meetings, non-independent and members of management are not in attendance. During the fiscal year ended December 31, 2023, the independent directors held no meetings.

The Board does not have a policy regarding a Board members’ attendance at annual meetings of shareholders. One director attended the Company’s 2023 annual meeting of shareholders.

Certain directors of the Company are also presently directors of other issuers that are reporting issuers in Canada or elsewhere. Information as to such other directorships is set out below:

Name of Director	Reporting Issuers
William Harris	enCore Energy Corp.
James Rothwell	None
Peter Evensen	None
R. Christian Evensen	None

Board Mandate

The Board has not adopted a written mandate but understands that its role is to (i) assume responsibility for the overall stewardship and development of the Company and monitoring of its business decisions, (ii) identify the principal risks and opportunities of the Company’s business and ensuring the implementation of appropriate systems to manage these risks, (iii) ethically manage the Company and perform succession planning, including appointing, training and monitoring of senior management and directors, (iv) implement a communication policy for the Company, and (v) ensure the integrity of the Company’s internal financial controls and management information systems.

Board Leadership Structure

The Board does not have an express policy regarding the separation of the roles of the Chairman of the Board and Chief Executive Officer, as the Board believes that it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has reviewed the Company’s current Board leadership structure. Peter Evensen has been the Company’s Chief Executive Officer since March 2022, while William Harris has been the Company’s Chairman of the Board since April 2010. In light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors, the Board believes that the current leadership structure is appropriate. Mr. Evensen and Mr. Harris bring complimentary attributes to the Company’s business operations and strategic plans and generally are focused on somewhat different aspects of the Company’s operations.

The Company does not have a lead independent director. Given the size of the Board, the Board believes that the presence of two independent directors out of the four directors currently on the Board, is sufficient independent oversight of the Chairman of the Board and Chief Executive Officer. The independent directors work well together in the current Board structure and the Board does not believe that selecting a lead independent director would add significant benefits to the Board oversight role.

Board Term Limits

The Company has not adopted term limits for the directors on the Board or other mechanisms of board renewal because the Company believes that the imposition of term limits for its directors may lead to the exclusion of potentially valuable members of the Board. While there is a benefit to adding new perspectives to the Board from time to time, there are also benefits to having continuity and directors having in-depth knowledge of the Company’s business. The Board considers, among other factors, skills, experience, and tenure when identifying potential director nominees.

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Gender Diversity

The Company has not adopted a written policy relating to the identification and nomination of women directors and the Company has not adopted a target regarding the representation of women on the Board or in executive officer positions. The Board identifies, evaluates and recommends candidates to become members of the Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity into account. The consideration of the level of representation of women on the Board and in executive officer positions is one factor among many that plays a role in the Board’s decision-making process. As at the date hereof, there are no female directors on the Board or serving as executive officers of the Company.

Board’s Role in Risk Oversight

The understanding, identification and management of risk are essential elements for the successful management of the Company. Management is charged with the day-to-day management of the risks the Company faces. However, the Board, directly and indirectly through its committees, is actively involved in the oversight of the Company’s risk management policies. The Board is charged with overseeing enterprise risk management, generally, and with reviewing and discussing with management the Company’s major risk exposure (whether financial, operating or otherwise) and the steps management has taken to monitor, control and manage these exposures. Additionally, the Compensation Committee oversees the Company’s compensation policies generally, in part to determine whether or not they create risks that are reasonably likely to have a material adverse effect on the Company.

Position Descriptions

To date, the Board has not adopted written position descriptions for the Chairman, the chair of each Committee of the Board, or of the CEO. Currently, William Harris serves as the independent Chairman of the Board. The prime responsibility of the Chairman of the Board is to provide leadership to the Board and to enhance Board effectiveness.

Orientation and Continuing Education

When new directors are appointed, they receive orientation on the Company’s business, current projects and industry and on the responsibilities of directors. With respect to continuing education, Board meetings may include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

Ethical Business Conduct

The Board has adopted a written code of conduct applicable to officers and directors of the Company, entitled “Code of Ethics, Trading Restrictions and Whistleblowing”. A copy of this code of conduct is available on SEDAR+ at www.sedarplus.ca.

Other than adoption of the code of conduct, the Board does not take any formal measures to encourage and promote a culture of ethical business conduct. The Board is of the view that that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law, together with the corporate statutory restrictions on an individual director’s participation in decisions of the Board in which the director has an interest, are sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board annually evaluates the size of the Board and persons as nominees for the position of director of the Company. The Board’s process for nomination of candidates has been an informal process to date but one in which the entire Board is involved. The Board itself reviews candidates for the Board and its executive officers and reviews succession planning on a regular basis.

Compensation

The Board has established a Compensation Committee, comprised of William Harris, and Peter Evensen. William Harris is an independent director. Peter Evensen is relying on the temporary exemption from the requirement to be an independent member of the Compensation Committee. The function of the Compensation Committee is to review, on an annual basis, the compensation paid to the Company’s executive officers and to the directors, and to make recommendations on compensation to the Board. In addition, the Committee reviews the compensation plans for the Company’s non-executive staff. The process adopted with respect to the review of compensation for the Company’s directors and senior officers is set out under the heading “Compensation Committee” above.

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Other Board Committees

The Board has no committees other than the Compensation Committee and the Audit Committee.

Assessments

The Board annually, and at such other times as it deems appropriate, reviews the performance and effectiveness of the Board, the directors and its committees to determine whether changes in size, personnel or responsibilities are warranted. To assist in its review, the Board conducts informal surveys of its directors and receives reports from each committee respecting its own effectiveness.

Shareholder Communications

The Company values the views of its shareholders (current and future shareholders, employees and others). Any shareholder who wishes to communicate with the Board may do so in writing, by telephone or fax or by email to the Company as follows:

2011 Phaeton Lane, Reno, Nevada, 89521

Tel: (775) 355-9500

Fax: (775) 355-9506

Email: harry.dejonge@scandiummining.com

AUDIT COMMITTEE

Pursuant to National Instrument 52-110 Audit Committees of the Canadian Securities Administrators, the Company is required to disclose annually in its Information Circular certain information concerning the constitution of its audit committee and its relationship with its independent auditor, as set forth in the following:

The primary function of the audit committee (the “Committee”) is to assist the Board in fulfilling its financial oversight responsibilities by reviewing (a) the financial reports and other financial information provided by the Company to regulatory authorities and shareholders; (b) the systems for internal corporate controls which have been established by the Board and management; and (c) overseeing the Company’s financial reporting processes generally. In meeting these responsibilities, the Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the company’s Board. The Committee is also mandated to review and approve all material related party transactions.

The Audit Committee’s Charter

The Company has adopted an Audit Committee Charter, a copy of which can be found on the Company’s website at www.scandiummining.com.

Composition of the Audit Committee

The Committee is comprised of William Harris, and James Rothwell. All of the Audit Committee members are considered to be financially literate in that each Committee member has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company’s financial statements.

Relevant Education and Experience

William Harris holds a BA in English from Harvard College and an MBA in finance from Columbia University Graduate School of Business. Mr. Harris currently serves as a board member of EnCore Energy Corp. Mr. Harris has more than 45 years of experience in financial and executive management with public companies and has an understanding of the accounting principles used by the Company to prepare its financial statements.

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James Rothwell holds a BA in Economics and an MBA in finance/accounting from Stanford University. Mr. Rothwell has held numerous senior management roles and board positions in Canadian public mining companies, including Chairman of Shore Gold Inc. and Kensington Resources Ltd., director for Motapa Diamonds Inc. and President, CEO and Director of Inca Pacific Resources and Dia Met Minerals Ltd. Mr. Rothwell has an understanding of the accounting principles used by the Company to prepare its financial statements.

Audit Committee Financial Expert

William Harris is the Chair and the “financial expert” of the Audit Committee. Mr. Harris is an independent director.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, the Company’s Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

The Company has not relied on the exemptions contained in sections 2.4, 3.2, 3.3(2), 3.4, 3.5, 3.6, 3.8 or Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

The audit committee has not adopted specific policies and procedures for the engagement of non-audit services. Subject to the requirements of NI 52-110, the engagement of non-audit services is considered by the Company’s Board, and where applicable the Audit Committee, on a case-by-case basis.

External Auditor Service Fees

The fees for services provided by Davidson & Company LLP, to us in each of the fiscal years December 31, 2022, and 2023, were as follows:

Fees	2023	2022
Audit Fees	$45,582	$48,112
Audit Related Fees	$559	$Nil
Tax Fees	$7,273	$6,992
All Other Fees	$202	$481
Total	$53,616	$55,585
(1)

“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.

(2)

“Audit-Related Fees” include services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.

(3)

“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.

(4)	“All Other Fees” include all other non-audit services.

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PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

Davidson & Company LLP (“Davidson”) was appointed as SCY’s independent auditors in January 2008. Davidson served as SCY’s independent auditors for the fiscal year ended December 31, 2023, and has been appointed by the Board to continue as SCY’s independent auditor for the fiscal year ending December 31, 2024, and until the next annual general meeting of shareholders.

Representatives of Davidson are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

Although the appointment of Davidson is not required to be submitted to a vote of shareholders, the Board believes it appropriate as a matter of policy to request that shareholders approve the appointment of the independent auditors for the fiscal year ending December 31, 2024. In the event a majority of the votes cast at the Meeting are not voted in favor of appointment, the adverse vote will be considered as a direction to the Board to select other auditors for the fiscal year ending December 31, 2024.

Section 10A(i) of the Exchange Act prohibits the Company’s independent auditor from performing audit services for the Company as well as any services not considered to be “audit services” unless such services are pre-approved by the Audit Committee of the Board, or unless the services meet certain de minimis standards.

Under the Company’s Audit Committee Charter, all non-audit services to be performed by the Company’s independent auditor must be approved in advance by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF DAVIDSON & COMPANY LLP AS SCY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024, AND THE AUTHORIZATION OF THE DIRECTORS TO FIX THEIR REMUNERATION.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required.

PROPOSAL 3

APPROVAL OF UNALLOCATED ENTITLEMENTS UNDER STOCK OPTION PLAN

The rules of the TSX provide that every three years after the institution of a security-based compensation arrangement, all unallocated options, rights or other entitlements under such arrangement that does not have a fixed maximum number of securities issuable thereunder, must be approved by a majority of the issuer’s directors and by a majority of the issuer’s shareholders. Entitlements are considered to be “allocated” under a plan when they are granted to a participant and entitlements that remain available for grant under a plan are referred to as “unallocated”.

The Company’s 2015 stock option plan (the “Stock Option Plan” or “Plan) was approved by the shareholders at the annual general meeting on June 3, 2021. The Stock Option Plan is a rolling security-based compensation arrangement, which provides that the maximum number of shares reserved for issuance pursuant to the Stock Option Plan will not exceed 15% of the issued and outstanding shares of the Company.

As at the date hereof, a total of 53,379,121 shares are reserved under the Plan, representing 15% of the current issued and outstanding shares of the Company. 40,015,000 shares are reserved for issuance on exercise of the current outstanding options, representing 11.24% of the current issued and outstanding shares of the Company. Stock options to acquire a further 13,364,121 shares remain available for grant, representing 3.76% of the current issued and outstanding shares of the Company.

The purpose of the Plan is to advance the interests of the Company and its shareholders by (a) ensuring that the interests of officers and employees are aligned with the success of the Company; (b) encouraging stock ownership by such persons; and (c) providing compensation opportunities to attract, retain and motivate such persons. The Stock Option Plan provides optionees with the opportunity through the exercise of options to acquire an ownership interest in the Company.

The Stock Option Plan is administered by the Compensation Committee, which determines, from time to time the eligibility of persons to participate in the Stock Option Plan, when options will be granted, the number of common shares subject to each option, the exercise price of each option, the expiration date of each option and the vesting period for each option, in each case in accordance with applicable securities laws and stock exchange requirements.

20

It is not the Company’s practice to grant stock options to existing executive officers on an annual basis, but grants of stock options will be considered as the circumstances of the Company and the contributions of the individual warrant. Previous grants of options are taken into account when considering new grants as part of the Company’s plan to achieve its objective of retaining quality personnel.

Under TSX requirements, the Company must disclose the annual burn rate of the Stock Option Plan for each of the Company’s three most recently completed fiscal years. The annual burn rate of the Stock Option Plan is equal to 3.20% for the year ended December 31, 2023, 1.68% for the year ended December 31, 2022 and 1.95% for the year ended December 31, 2021.

The annual burn rate of the Stock Option Plan is calculated as the number of securities granted under the Stock Option Plan during the applicable fiscal year divided by the weighted average number of securities outstanding for the applicable fiscal year. The weighted average number of securities outstanding during the period is the number of securities outstanding at the beginning of the period, adjusted by the number of securities bought back or issued during the period multiplied by a time-weighting factor. The time-weighting factor is the number of days that the securities are outstanding as a proportion of the total number of days in the period; a reasonable approximation of the weighted average is adequate in many circumstances. The weighted average number of securities outstanding is calculated in accordance with the CPA Canada Handbook, as such may be amended or superseded from time to time.

In the event the shareholders of the Company do not approve the unallocated entitlements under the Stock Option Plan, the Company will not be able to grant any further option awards under the Plan. Existing awards granted under the Plan will be unaffected. Any options that expire, are cancelled or otherwise terminated, will no longer be available for future grant under the Plan.

At the Meeting, shareholders of the Company will be asked to consider, and if thought appropriate, pass the following ordinary resolution approving the unallocated entitlements issuable pursuant to the Stock Option Plan:

RESOLVED THAT all unallocated entitlements under the Plan be approved, the Company have the ability to continue granting options under the Plan until June 3, 2027, which is the date that is three (3) years from the date of this Meeting at which shareholder approval is being sought, and any director of officer of the Company be authorized to do such things and to sign, execute and deliver all documents that such director and officer may, in their discretion, determined to be necessary in order to give full effect to the intent and purpose of this resolution.

Terms of the Stock Option Plan

The following is a summary of the material terms of the Stock Option Plan:

Eligible Optionees. Under the Stock Option Plan, the Company can grant options to directors, officers and consultants of the Company or an affiliate of the Company, as well as to employees of the Company and subsidiaries of the Company.

Number of Shares Reserved. The number of Common Shares which may be issued pursuant to options granted under the Stock Option Plan may not exceed 15% of the issued and outstanding Common Shares of the Company from time to time at the date of the grant of options.

Restrictions on Insiders. Grants to insiders are not permitted where the total number of Shares issued in any one-year period to insiders exceeds 10% of the issued and outstanding Common Shares, or the total number of Common Shares reserved for issuance to insiders exceeds 10% of the issued and outstanding Common Shares. Such restrictions apply to all security based compensation arrangements of the Company.

Maximum Term of Options. The term of any options granted under the Plan is fixed by the Board, at the time the particular option is granted, provided that such expiry date shall not be later than ten years from the date the option is granted. If the expiry date of an option falls within a blackout period, then the expiry date of the option will be the date which is ten business days after the expiry date of the blackout period.

Exercise Price. The exercise price of options granted under the Stock Option Plan is determined by the Board, but may not be less than the closing price of the Company’s common shares on the Toronto Stock Exchange (“TSX”) on the day immediately preceding the award date.

Vesting Provisions. Options granted under the Stock Option Plan may be subject to vesting provisions. Such vesting provisions are determined by the Board.

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Termination. Any options granted pursuant to the Stock Option Plan will terminate no later than 12 months, as determined by the Board, of the option holder ceasing to act as a director, officer, employee of the Company, unless such cessation is on account of death. If such cessation is on account of death, the options terminate on the first anniversary of such cessation. Directors or officers who are terminated for failing to meet the qualification requirements of corporate legislation, removed by resolution of the shareholders, or removed by order of a securities commission or the TSX shall have their options terminated immediately. Employees or consultants who are terminated for cause or breach of contract, or by order of a securities commission or the TSX shall have their options terminated immediately.

Stock Appreciation Rights. Any option granted under the Stock Option Plan may include a stock appreciation right, either at the time of grant or by adding it to an existing option. The grant of such stock appreciation right must be in compliance with the applicable regulations and policies of the TSX. Stock appreciation rights entitle the holder to receive such number of Common Shares with a value equal to the excess of the value of one Common Share over the purchase price per Common Share specified in the option, times the number of shares called for by the option. The value of the Common Share is based on the weighted average trading price on the TSX for the five trading days immediately preceding the date on which the holder provides notice to exercise the option.

Bonus Options. The Stock Option Plan gives the Board the right to grant options to directors or employees along with a right to be paid, in cash, an amount equal to the exercise price of such options, subject to any terms and conditions imposed by the Board and TSX approval. The number of Common Shares which may be issued pursuant to bonus options granted under the Stock Option Plan are included in, and are not in addition to, the maximum number of Common Shares issuable pursuant to options granted under the Plan. The maximum number of Common Shares granted pursuant to bonus options will be 3,000,000 Common Shares per year, which if granted would be applied against the 15% maximum permitted under the Plan.

Transferability. The options are non-assignable and non-transferable.

Amendments. The Board may terminate, suspend or amend the terms of the Plan or any option; provided, however that where required by any relevant law, rule or regulation or by applicable regulatory authority, including the TSX, any amendment to the Plan or any option will be subject to the approval by the affirmative votes of a majority of shareholders or, disinterested shareholders, as the case may be, present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable corporate laws (“Shareholder Approval”). The Board shall have the power and authority to approve amendments relating to the Plan or to options, without Shareholder Approval, to the extent that such amendments do not amount to substantive changes to the Plan, including with respect to the following:

(a)	altering, extending or accelerating the terms and conditions of vesting of any options or the Plan;
(b)	extending the applicable early termination date pursuant for up to an additional 12 months, provided that such extension does not exceed the expiry date and the option holder is not an insider;
(c)	accelerating the expiry date of any option;
(d)	amending the exercise price of any options held by persons who are not insiders;
(e)	amending or modifying the mechanics of exercise of the options;
(f)	amending the terms of any stock appreciation rights and bonus granted in connection with an amendment of outstanding options;
(g)

effecting amendments of a “housekeeping” nature including, without limiting the generality of the foregoing, any amendment for the purpose of curing any ambiguity, error, or inconsistency in or from the Plan or to correct any typographical errors in the Plan, including the attached option certificate and exercise notice; and

(h)

effecting amendments necessary to comply with the provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSX and U.S. federal and state securities laws).

Provided that with respect to options amended pursuant to items (a), (c) and solely with respect to an increase in the exercise price in (d) above, the holders of such options shall provide written consent to the Company prior to the amendment.

Administration. The Plan is administered by such director or other senior officer or employee as may be designated by the Board from time to time.

Board Discretion. The Stock Option Plan provides that, generally, the number of shares subject to each option, the exercise price, the expiry time, the extent to which such option is exercisable, including vesting schedules, and other terms and conditions relating to such options shall be determined by the Board.

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OTHER MATTERS

SCY knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

PROPOSALS OF SHAREHOLDERS

The deadline has passed for any proposal that a Shareholder wished to be considered for inclusion in our proxy statement and management proxy circular for our 2024 annual meeting of shareholders as it must have been mailed to the Company by December 1, 2023. Any shareholder proposal received after this date will be considered untimely.

Proposals which shareholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2025 Meeting of Shareholders, including director nominees, must be received by the Secretary of SCY by December 1, 2024, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Division 7 of Part 5 of the Business Corporations Act (British Columbia). After this date, any shareholder proposal will be considered untimely. If the Company changes the date of next year’s annual meeting by more than thirty days from the date of this year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials.

ANNUAL REPORT ON FORM 10-K

A COPY OF SCY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 ACCOMPANIES THIS PROXY STATEMENT AND IS IN THE FORM ANNEXED TO THE PROXY STATEMENT AS SCHEDULE “A”. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON REQUEST TO INVESTOR RELATIONS, SCANDIUM INTERNATIONAL MINING CORP. AT 2011 PHAETON LANE, RENO, NEVADA 89521.

ADDITIONAL INFORMATION

Additional information relating to the Company is available on the SEDAR website at www.sedarplus.ca and on EDGAR at www.sec.gov. Financial information is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year, which will be available online at www.sedar.com.

Dated at Vancouver, British Columbia, this 18th day of April 2024.

BY ORDER OF THE BOARD OF DIRECTORS

                  “Peter Evensen”

Peter Evensen

President & CEO

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APPENDIX “A”

FORM 10-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                                   to

000-54416

(Commission File Number)

Scandium International Mining Corp.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	98-1009717
(State or other Jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

2011 Phaeton Lane, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (775) 355-9500

Securities registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:          Common Shares without par value

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements.   ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant's executive officers during the relevant recovery period pursuant to §240.10D-1(b).   ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter: $12,097,817 as at June 30, 2023.

Indicate the number of shares outstanding of each of the registrant’s classes of common equity, as of the latest practicable date: 355,860,813 common shares as at March 26, 2024.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the registrant's Proxy Statement for the Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-K, which Proxy Statement is to be filed within 120 days after the end of the registrant's fiscal year ended December 31, 2023.

PART I

Note about Forward-Looking Statements

Certain statements contained in this annual report on Form 10-K and the documents incorporated by reference herein constitute "forward-looking statements.” Forward-looking statements may include, but are not limited to, statements with respect to the future price of commodities, the estimation of mineral resources, the realization of mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of new deposits, success of exploration activities, our ability to fund property acquisition costs, our ability to reach targeted time frames for establishing feasibility, permitting time lines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, title disputes or claims, our ability to raise funds necessary for ongoing and planned expenditures and operations, and regulatory approvals. In certain cases, forward-looking statements can be identified by the use of words such as "plans,” "expects" or "does not expect,” "is expected,” "scheduled,” "estimates,” "intends, "anticipates" or "believes,” or variations of such words and phrases or state that certain actions, events or results "may,” "could,” "would" or "will be taken,” "occur" or "be achieved.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors may include, among others, risks related to our joint venture operations; actual results of current exploration activities or production technologies that we are currently testing; actual results of reclamation activities; future metal prices; accidents, labour disputes and other risks of the mining industry; delays in obtaining governmental or regulatory approvals or financing or in the completion of development activities, as well as those factors discussed in the section entitled "Risk Factors" and elsewhere in this Form 10-K. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

Glossary of Terms

“Company,” “SCY,” “we,” “us,” “our” and similar words of similar meaning refer to Scandium International Mining Corp.

$, A$, C$	mean respectively, United States dollars, Australian dollars and Canadian dollars.

Assay	An analysis to determine the presence, absence or quantity of one or more components, elements or minerals.

Exploration stage issuer	An issuer that has no material property with mineral reserves disclosed.

Exploration stage property	A property that has no mineral reserves disclosed.

Grade	The concentration of a valuable mineral within an Ore.

hematite	A mineral composed of iron oxide minerals.

Igneous	A rock formed by the cooling of molten silicate material.

Intrusion	A general term for a body of igneous rock formed below the surface of the earth.

Kg	Kilogram which is equivalent to approximately 2.20 pounds.

Km	Kilometer which is equivalent to approximately 0.62 miles.

laterite	Soil layer rich in iron dioxide.

Limonite	an iron ore consisting of a hydrous ferric oxide of variable composition.

Mineralization	A term used to describe the presence of minerals of possible economic value. Also used to describe the process by which concentration of economic minerals occurs.

Mineral reserve

An estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Mineral resource

A concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled. Includes measured, indicated and inferred mineral resources, as defined below:

“measured mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.

“indicated mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.

“inferred mineral resource” is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Net smelter returns royalty	A share of the net revenues generated from the sale of metal produced by a mine.

NI 43-101

National Instrument 43-101 – Standards for Disclosure of Mineral Projects, being the regulation adopted by Canadian securities regulators that governs the public disclosure of technical and scientific information concerning a mineral property.

Ore	A naturally occurring solid material from which a metal or valuable mineral can be profitably extracted.

ppm	Parts per million.

Qualified person	Means a qualified person as defined in S-K 1300, including an engineer or geoscientist in good standing with their professional association, with at least five years of relevant experience.

saprolite	Soft, friable, isovolumetrically weathered bedrock that retains the fabric and structure of the parent rock.

S-K 1300	Item 1300 of Regulation S-K of the 1933 Securities Act.

Tpy	Tonnes per year.

Tonne	A metric ton which is equivalent to approximately 2,204 pounds.

ITEM 1. BUSINESS

General

We were incorporated on July 17, 2006, under the laws of British Columbia, Canada under the name Golden Predator Mines Inc. We were incorporated as a wholly owned subsidiary of Energy Metals Corp. for the purpose of holding precious metals and certain specialty metals assets. In order to focus on specialty metals, during February 2009 we transferred most of our precious mineral assets to our then wholly owned subsidiary Golden Predator Corp., and on March 6, 2009, we completed a spin-out of Golden Predator Corp. to our shareholders. Effective March 12, 2009, we changed our name to EMC Metals Corp. In order to reflect a new emphasis on mining for scandium minerals, effective November 19, 2014, we changed our name to Scandium International Mining Corp (“SCY” or the “Company”).

We are a reporting issuer in the Canadian Provinces of British Columbia, Alberta and Ontario and our common shares are listed for trading on the Toronto Stock Exchange under the trading symbol “SCY.”

Our head office is located at 2011 Phaeton Lane, Reno, Nevada 89521. The address of our registered office is 1200 - 750 West Pender Street, Vancouver, British Columbia, Canada, V6C 2T8.

Our most advanced project is the Nyngan Scandium Project, located in New South Wales, Australia (the “Nyngan Scandium Project”), on which we hold a mine lease grant and a development consent. We also hold an exploration license on a scandium mineral property located near Nyngan known as the “Honeybugle Scandium property.” We did not renew an exploration license on a scandium mineral property in Finland, known as the “Kiviniemi Scandium property.”

In November 2023 we commenced physical development of the Nyngan Scandium Project following the results of the 2023 Nyngan drilling program which better defined the western boundary of the existing resource. The actions included:

• Survey conducted of the site to establish and peg the boundaries for proposed work in accordance with State Significant Development 5157 (“SSD 5157”).

• Soil management works including the establishment of water exclusion embankments and the stripping of topsoil, with subsequent stockpiling.

• Construction and placement of temporary office quarters at the site for future site development activities.

In the first quarter of 2023, we completed a drilling program at the Honeybugle Scandium Project which discovered a new Scandium enriched laterite formation approx. 2 meters below the surface area at the Woodlong prospect within the Honeybugle Exploration License 7977 area, where 32 vertical air core holes were drilled in an approximately 300m x 400m area.

During the first quarter of 2022, SCY completed an internal review of its portfolio of assets and projects. The purpose of this review was to determine the appropriate allocation of capital between the Company’s scandium activities and the recently announced initiatives on Critical Metals Recovery (CMR) and High Purity Alumina (HPA). The board decided and announced on April 18, 2022, that the best return on invested capital for its shareholders was to prioritize the Company’s portfolio of scandium assets including the Nyngan Scandium Project, and to idle its CMR and HPA initiatives. As a result of the review, leadership changes were also made with the appointment of a CEO and CFO and a downsizing of the board to four directors.

As its first priority, the new management completed a C$3.4 million non-brokered equity private placement which replenished cash balances and eliminated negative working capital. The second priority was to reduce costs, and the Company has been successful in reducing corporate G&A costs, including being able to reverse over $1 million in accruals during 2022.

Our plan of operation for 2024 is to continue to advance commercial discussions with potential offtake partners. The completion of a sufficient offtake agreements totalling a minimum quantity is the critical factor to enable the Company to be in a position to consider taking a Final Investment Decision to put the Nyngan Scandium Project into production. At the same time, the capital raise in 2022, positive working capital and no debt, and the reduction of operating costs have given the Company time to be in a position to benefit from the growing market adoption of scandium.

Intercorporate Relationships

The chart below illustrates our corporate structure on December 31, 2023, including our subsidiaries, the jurisdictions of incorporation, and the percentage of voting securities held.

Pursuant to a share exchange agreement dated June 30, 2017, the Company acquired the remaining 20% interest in EMC Metals Australia Pty. Ltd. from Scandium Investments LLC (“SIL”). On completion of the share exchange, the Company issued an aggregate of 58,830,645 common shares to SIL and granted to SIL the right to nominate two individuals to the board of the Company for so long as SIL holds at least 15% of SCY’s issued and outstanding shares, and one director for so long as SIL holds at least 5% but less than 15% of SCY’s issued and outstanding shares.

Business Operations

Company, Projects and Markets Summary

We are a mineral exploration and development company that is at an exploration stage. Our most advanced project is the Nyngan Scandium Project, located in New South Wales, Australia (the “Nyngan Scandium Project”), on which we hold a mine lease grant, a development consent, and 100% of the mineral rights. The Company has completed a definitive feasibility study on the Nyngan Scandium Project dated May 4, 2016 (the “Feasibility Study” or “DFS”), which was prepared independently in accordance with NI 43-101. The results of the DFS include a 16.9 million tonne measured and indicated resource (grading 235ppm at a 100ppm cut-off) and a 1.43 million tonne mineral reserve (combined proven and probable), based on economics established in that study.

The Company also holds an exploration license on the Honeybugle Scandium property, located 24 kilometers from the Nyngan Scandium Project, granted in 2014.

Corporate Objectives and Strategy

Our corporate focus is the development of projects that enable the production and sale of scandium and scandium-based products.

The Nyngan Scandium Project remains the most advanced project in the Company portfolio at this time, with permitting largely complete and a published DFS on SEDAR. Subject to successful construction financing and customer sales agreements, we intend to develop the Nyngan Scandium Project for production and supply of scandium oxide and scandium-content products. For further information on the Nyngan Scandium Project, please refer to “Item 2. Properties - Description of Mineral Projects – Nyngan Scandium Project” and “Item 1A. Risk Factors.”

Product Markets for Scandium

Scandium is the 31st most abundant element in the earth’s crust (average 33 ppm), which makes it more common than lead, mercury, and precious metals, but less common than copper. Scandium has characteristics that are similar to rare earth elements, and it is often classified as a member of that group, although it is technically a light transition metal. Scandium occurs in nature as an oxide, rarely occurs in concentrated quantities because it does not selectively combine with the common ore-forming anions and is very difficult to reduce to a pure metal state. Scandium is typically produced and sold as a powder, in oxide form, and known as scandium oxide, scandia or Sc2O3.

Global annual production estimates of scandium range from 15 tonnes to 20 tonnes, but accurate statistics are not available due to the lack of public information from countries in which scandium is currently being produced, specifically China and Russia. Two sources of scandium production outside of China and Russia have commenced production. The Taganito Nickel Mine in the Philippines (Sumitomo Metal Mining Co., Ltd.) reported sales of 16 tonnes of Scandium Oxalate in 2021.

In October 2022, Rio Tinto announced that Rio Tinto Fer et Titane in Quebec plans to quadruple scandium oxide production capacity to 12 tonnes from its current 3 tonne per annum capacity. This C$30-35 million expansion is expected to produce incremental scandium oxide in 2024. The entrance of Rio Tinto into the production of scandium oxide is considered to be confirmation of the growth of the scandium market.

There is no reliable pricing data on global scandium oxide trading. Scandium oxide is typically traded in small quantities, between private parties, and pricing is not transparent to other buyers or sellers as there is no clearing facility as is more common with commercially traded metals and commodities. The U.S. Geological Survey (“USGS”) in its latest available report (dated January 2022) documents the 2021 price of scandium oxide (99.99% grade) at US$2,200/kg, indicating a significant reduction from the 2020 price estimate of US$3,800/kg. They also estimate the global sales of scandium oxide to be between 15-25 tpy, principally from China, Russia and the Philippines.

Prices vary, based on purity and quantity supplied. The USGS pricing generally reflects small volume sales, with larger quantities selling at lower prices, typically under US$2,000/kg. USGS reporting also acknowledged that ex-works China prices for 99.99% purity oxide were considerably lower than US-observed prices in 2021, based on underutilization of existing Chinese production capacity. Scandium oxide grades of 95-99% are generally considered suitable for manufacturing AlSc 2% master alloy, the form demanded for aluminum alloy applications.

Scandium can also be effectively purchased in the form of aluminum-scandium (Al-Sc) master alloy, typically containing 2% scandium by weight. This product is the preferred form for manufacture of aluminum alloys containing scandium. The current January 2022 USGS report indicates the 2021 price for Al-Sc 2% master alloy at US$350/kg, slightly higher than the 2020 USGS average. Recent USGS estimated prices for Al-Sc 2% master alloy have also been high relative to commonly available prices ex-works China, which have trended under US$100/kg and are available in one tonne lots or greater today.

Principal uses for scandium are in high-strength aluminum alloys, solid oxide fuel cells, high-intensity metal halide lamps, electronics, and laser research. Recently developed applications include welding wire. Approximately 15 different commercial aluminum-scandium alloys have been developed, and some of them are used for aerospace applications. In Europe and the U.S., scandium-containing alloys have been evaluated for use in structural parts in commercial airplanes and high stress parts in automobile engines and brake systems. Military and aerospace applications are known to be of interest, although with less specificity. The combination of high strength, weldability and ductility makes aluminum-scandium alloys potentially attractive replacements for existing aluminum alloys in a number of applications where improved alloy properties can add value to final products.

Competitive Conditions

We compete with numerous other companies and individuals in the search for and the acquisition or control of attractive rare earth and specialty metals mineral properties and opportunities. Our ability to profitably build a portfolio of commercial operations in this market segment will depend on our acquisition success in finding and securing attractive positions for development, our ability to operate the plants and facilities we commit to construct, and our success in marketing the products we manufacture against competing producers in the marketplace.

In regard to our plan to produce scandium, there are a limited number of scandium producers presently. If we are successful at becoming a producer of scandium, our ability to be competitive will require that we establish a reliable supply of scandium to the market, delivered at purity levels demanded by various applications, and that our operating costs generate satisfactory margins, recognizing true prices will be set by customers and competitors in a market that is yet to mature.

Governmental Regulations and Environmental Laws

The development of any of our mining properties will require numerous local and national government approvals and environmental permits. For further information about governmental approvals and permitting requirements, please refer to “Item 1A. Risk Factors” and Nyngan Scandium Project -Environmental Permitting/Development Consent/Mining Lease below for additional information.

Employees

As at January 1, 2023, we have 5 full and part time employees. Our operations are managed by our officers with input from our directors. We engage geological, metallurgical, and engineering consultants from time to time as required to assist in evaluating our property interests and recommending and conducting work programs.

ITEM 1A. RISK FACTORS

In addition to the factors discussed elsewhere in this Form 10-K, the following are certain material risks and uncertainties that are specific to our industry and properties that could materially adversely affect our business, financial condition and results of operations.

Risks Associated with the Nyngan Scandium Project

There are technical challenges to scandium production that may render the Nyngan Scandium Project not economic. The economics of scandium recovery are known to be challenging. There are very few facilities producing scandium and the existing scandium producers are secretive in their techniques for recovery. In addition, the recovery of scandium product from laterite resources, such as are found on the Nyngan property, has not been demonstrated at an operating facility. The Nyngan processing facility design, if constructed, will be the first of its kind for scandium production. These factors increase the possibility that we will encounter unknown or unanticipated production and processing risks. Should we encounter any of these risks, they could increase the cost of production thereby reducing margins on the Nyngan Scandium Project or rendering it uneconomic.

There is no guarantee that we will be able to finance the Nyngan Scandium Project for production. Any decision to proceed with production on the Nyngan Scandium Project will require significant production financing. Scandium projects are uncommon, and economic and production uncertainty may limit our ability to attract the required amount of capital to put the project into production. If we are unable to source production financing on commercially viable terms, we may not be able to proceed with the project and may have to write off our investment in the project.

If we are successful at achieving scandium production, we may have difficulty selling scandium-containing products longer term. Scandium is characterized by unreliable supply, resulting in limited development of markets for scandium oxide. Markets may take longer to develop than anticipated, and Nyngan and other potential scandium producers may have to wait for products and applications to create adequate demand. Certain applications may require lengthy certification processes that could delay usage or acceptance. In addition, certain scandium applications require very high purity scandium product, which is much more difficult to produce than lower grade product. If we commence production, our inability to supply scandium in sufficient quantities, in a reliable and timely manner, and in the correct quality, could reduce the demand for any scandium produced from our projects and possibly render the project uneconomic.

General Risks Associated with our Mining Activities and Company

We may not receive permits necessary to proceed with the development of any of our advancing projects. The development of any of our mining properties, including the Nyngan Scandium Project, will require the acquisition and sustained possession of numerous local and national government approvals and permits. Our ability to secure all necessary permits required to develop any of our projects is unknown until such permits are received. If we cannot obtain or retain all necessary permits, the Nyngan Scandium Project cannot be developed, and our investment in the project potentially will be lost. While the critical permits for the Nyngan Scandium Project have been received, other permits remain outstanding at this time and continuing compliance with the terms of the permits is required.

Mineral Resource Estimates on our properties are subject to uncertainty and may not reflect what may be economically extracted. Resource estimates included for scandium on our Nyngan property are estimates only and no assurances can be given that the estimated levels of scandium minerals will actually be produced or that we will receive the metal prices assumed in determining our resources. Such estimates are expressions of judgment based on knowledge, mining experience, analysis of drilling and exploration results and industry practices. Estimates made at any given time may change significantly when new information becomes available or when parameters that were used for such estimates change. By their nature resource estimates are imprecise and depend, to a certain extent, upon statistical inferences which may ultimately prove unreliable. Furthermore, market price fluctuations in scandium, as well as increased capital or production costs or reduced recovery rates, may limit our ability to establish reserves at some future point on Nyngan, or on any of our properties. The extent to which more Nyngan project resources may ultimately be reclassified as proven or probable reserves is dependent upon the demonstration of their profitable recovery. The evaluation of reserves or resources is always influenced by economic and technological factors, which may change over time. Accordingly, further current resource estimates on our material properties may never be converted into reserves, or be economically extracted, and we may have to write off such properties or incur a loss on sale of our interest on such properties, which will likely reduce the value of our shares.

Our operations are subject to losses due to exchange rate fluctuation. We maintain accounts in Canadian, Australian, Euro and U.S. currency. Our equity financings have to date been priced in Canadian dollars. All of our material projects and non-cash assets are located outside of both Canada and the USA, however, and require regular currency conversions to local currencies where such projects and assets are located. Our operations are accordingly subject to foreign currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

We do not currently earn any revenue and without additional funding, we will not be able to carry out our business plan, and if we raise additional funding existing security holders may experience dilution. As an exploration stage mining company, none of our principal properties are in operation and we do not currently earn any revenue. In order to continue our exploration activities and to meet our obligations on the Nyngan Scandium Project, we will need to raise additional funds. Recently, we have relied entirely on the sale of our securities to raise funds for operations. Our ability to continue to raise funds from the sale of our securities is subject to significant uncertainty due to volatility in the mineral exploration marketplace. If we are able to raise funds from the sale of our securities, existing security holders may experience significant dilution of their ownership interests and possibly to the value of their existing securities.

Risks Related to the COVID-19 Pandemic. In March 2020, the World Health Organization declared coronavirus COVID-19 a global pandemic. This contagious disease outbreak, which has continued to spread, and related adverse public health developments, have adversely affected workforces, economies, and financial markets globally, leading to an economic downturn. It is not possible for the Company to predict the duration or magnitude of the adverse results of the outbreak and its effects on the Company’s business or ability to raise funds.

ITEM 2. PROPERTIES, PROJECTS AND PATENTS

Cautionary Note to U.S. Investors Regarding Resource Estimates

The Company’s technical disclosure in this section uses certain terms which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum, and required to be disclosed in accordance with Canadian National Instrument 43-101 (“NI 43-101”). The disclosure standards in the United States Securities and Exchange Commission’s (the “SEC”) Subpart 1300 of Regulation S-K contain significant differences from the disclosure requirements of NI 43-101 and information presented in this section may not be comparable with United States standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in this section may not be comparable with information presented by companies using only United States standards in their public disclosures.

Summary Disclosure of Mineral Projects

The Company holds two properties, the Nyngan Scandium Project in Australia, and the Honeybugle Scandium Property in Australia, each of which is an exploration stage property. Only the Nyngan Scandium Project is considered a material mineral property by the Company.

Location of Properties

Figure 1: Location of Properties in Australia

The Nyngan Scandium Project site is located approximately 450 kilometres northwest of Sydney, NSW, Australia, and approximately 20 kilometres due west from the town of Nyngan, a rural town of approximately 2,900 people. The deposit is located 5 kilometres south of Miandetta, off the Barrier Highway that connects the towns of Nyngan and Cobar.

The Honeybugle Scandium property covers part of the Honeybugle geologic complex in New South Wales, NSW, Australia, and is located approximately 24 kilometers west-southwest from the Company’s Nyngan Scandium Project.

Type and Amount of Ownership Interests

The Company holds a mine lease grant, a development consent, and 100% of the mineral rights on the Nyngan Scandium Project. The scandium resource is held under one Mining License (ML1792) and three exploration licenses (EL 8448, EL 8316 and EL6096). The exploration licenses allow the license holder to conduct exploration on private land (with landowner consents and signed compensation agreements in place) and public lands not including wildlife reserves, heritage areas or National Parks. The scandium resource is fully enclosed on private agricultural land. The Company’s Australian subsidiary holds legal title to specific surface and mineral exploration rights on the Nyngan Scandium Project. The exploration licenses cover 29.25 square kilometers (2,925 hectares). The project surface rights (freehold) total 810 acres (370 hectares).

The Company has a 100% interest in an exploration license (EL 7977) covering the Honeybugle Scandium property. The Honeybugle Scandium property is 34.7 square kilometers.

Key Permit Conditions

The Company previously undertook permitting efforts required to obtain a mine lease grant and a development consent on the Nyngan Scandium Project. In addition to these two key governmental approvals, other required licenses and permits must be acquired for the Nyngan Scandium Project but are considered routine and require only compliance with fixed standards and objective measurements. These remaining approvals include submittal of numerous plans and reports supporting compliance with the Company’s development consent and mining lease. In addition, certain water, roads, dam and electrical access reviews and arrangements must be finalized. For additional details, see “Individual Property Disclosure - Nyngan Scandium Project – Mining Lease.”

To date, no permitting efforts have been undertaken or are currently planned at the Honeybugle Scandium property.

Mineralization Styles

The Honeybugle Scandium property’s mineralization has a high iron content with medium grade scandium, located on or near surface.

Available Facilities

The Nyngan Scandium Project site is accessed from the Barrier Highway, a paved two lane all-weather road connecting the town of Nyngan with Cobar. Adequate water supply is available for the project via raw water supply lines, which are ultimately sourced from Burrendong Dam, located 230 kms to the southeast. Grid electrical power is available in the form of separate 132kV, 66kV and 33kV lines, all run within 5 km of the site.

The Honeybugle Scandium property is all-weather accessible and close to infrastructure.

Nyngan Scandium Project

Property Description and Location

The Nyngan Scandium Project site is located approximately 450 kilometres northwest of Sydney, NSW, Australia and approximately 20 kilometres due west from the town of Nyngan, a rural town of approximately 2,900 people. The deposit is located 5 kilometres south of Miandetta, off the Barrier Highway that connects the towns of Nyngan and Cobar. Final license area access is reached by clay farm tracks. The general area can be characterized as flat agricultural land, used predominantly for wheat farming and livestock grazing. Infrastructure in the area is good, including available water and electric power. The property is classified as an Australia Property for financial statement segment information purposes.

The 2019 ML 1792 grant covers 810 acres (370 hectares) of surface area fully owned by the Company, an area adequate to construct and operate a scandium mine of a scale outlined in the DFS. The book value of the Nyngan Scandium Project is $704,053 and is entirely related to the acquisition cost of the land which is unencumbered. There is no associated plant and equipment. The property has only been used for agricultural purposes and there have been no previous natural resource operations or encumbrances.

The general location of the Nyngan Scandium Project is provided in Figure 1 below.

Figure 1: Location of Nyngan Scandium Project

Note: None of the Existing Mines identified in Figure 1 produce scandium.

The scandium resource is hosted within the lateritic zone of the Gilgai Intrusion, one of several Alaskan-type mafic and ultramafic bodies which intrude Cambrian-Ordovician metasediments collectively called the Girilambone Group. The laterite zone, locally up to 40 meters thick, is layered with hematitic clay at the surface followed by limonitic clay, saprolitic clay, weathered bedrock and finally fresh bedrock. The scandium mineralization is concentrated within the hematitic, limonitic, and saprolitic zones with values up to 350 ppm scandium.

Figure 2: Location of the Exploration Licenses and Mining Lease for the Nyngan Scandium Project

N
Mitchell Highway
Barrier Highway
Gilgai Road
NYNGAN
Tottenham Road
Legend
Mining Lease Application No 531
Mining Lease No 1792
Exploration Licence No 8316
Exploration Licence No 8448
Exploration Licence No 6096
Exploration Licence Application No 5726
Localities
Major Roads
Bogan River
Lot
0
2.5
5
7.5
10 km

Mineral License Details

The scandium resource is held under Exploration License (EL) 8316 (Block Number 3132, units d, e, j, k and Block no. 3133, unit f) and EL 6096 (Block 3132, unit p, and Block 3133, units l, m, r and s); a total of ten (10) graticular units. The exploration licenses allow the license holder to conduct exploration on private land (with landowner consents and signed compensation agreements in place) and public lands not including wildlife reserves, heritage areas or National Parks. The scandium resource is fully enclosed on private agricultural land.

The Company’s Australian subsidiary holds legal title to specific surface and mineral exploration rights on the Nyngan Scandium Project. During 2017, an additional EL (EL 8448) was granted. Figure 2 provides details of the location of EL 8448 and the locations of Mining Lease 1792 and Mining Lease Application 531, both of which overlay the exploration license area.

The exploration licenses cover 29.25 square kilometers (2,925 hectares). The resource site is located at geographic coordinates MGA zone 55, GDA 94, Lat: - 31.5987, Long: 146.9827, Map Sheets 1:250k – Cobar (SH/55-14) and 1:100k Hermidale (8234).

The project surface rights (freehold) total 810 acres (370 hectares) on the portion of the exploration license area corresponding to the Mine Lease 1792 area. The freehold property boundaries are defined by standard land survey techniques undertaken by the Lands Department and currently presented in the form of Cadastral Deposited Plans (DP) and Lots. The land associated with the project rights is DP 752879, Lots 6 and 7 (Appendix 2, Lots 6 and 7 - Nyngan).

The Company is required to lodge individual A$10,000 environmental bonds with the NSW Mines Department for each license and must meet total minimum work requirements annually of approximately A$65,000, covering both licenses.

Royalties attached to the properties include a 1.5% Net Profits Interest royalty to private parties involved with the early exploration on the property, a 1.7% Net Smelter Returns Royalty payable to Jervois for 12 years after production commences, subject to terms in the settlement agreement, and a 0.7% royalty on gross mineral sales to a private investor. Another revenue royalty is payable to private interests of 0.2%, subject to a US$370k cap. A NSW minerals royalty will also be levied on the project, subject to negotiation, currently 4% on revenue.

Metallurgy Development

The Company has invested in and developed methodology for extracting scandium from the Nyngan property resource since 2010. A portion of the work done over this period has been superseded by work that followed, but subsequent test programs universally benefitted from prior efforts. In summary, the programs have been as follows:

●

2010 – The Company inherited work done on Nyngan from the previous property owner, and applied that work to a quick flowsheet and capital estimate done for management by Roberts & Schaefer of Salt Lake City, Utah;

●

2011 – The Company employed Hazen Research, Inc., of Golden, Colorado, USA (“Hazen”) to test acid baking techniques and solvent extraction (“SX”) processes with Nyngan resource material. The Company also employed SGS-Lakefield (Ontario) to test pressure acid leach techniques on Nyngan resource, as a replacement for or an enhancement to acid bake techniques done earlier in the year by Hazen;

●	2012 – The Company engaged SNC-Lavalin to do an economic study for management, utilizing an acid bake flowsheet and SX work from the Hazen test program;
●

2014 – The Company published a preliminary economic assessment (“PEA”) entitled NI 43-101F1 Technical Report on the Feasibility of the Nyngan Scandium Project, authored by Larpro Pty Ltd, utilizing both Hazen and SGS-Lakefield test work results;

●	2015 – The Company amended and refiled the 2014 PEA Report as the “Amended Technical Report and Preliminary Economic Analysis on the Nyngan Scandium Project, NSW, Australia.”
●	2016 – The Company published an independently prepared definitive feasibility study (“DFS”) on the Nyngan Scandium Project; and
●

2023 – The Company commenced physical development of the Nyngan Scandium Project following the results of the 2023 Nyngan drilling program which better defined the western boundary of the existing resource.

Nyngan Definitive Feasibility Study

On April 18, 2016, the Company announced the results of an independent definitive feasibility study on the Nyngan Scandium Project. The technical report on the feasibility study entitled “Feasibility Study – Nyngan Scandium Project, Bogan Shire, NSW, Australia” is dated May 4, 2016, and was independently compiled pursuant to the requirements of NI 43-101 (the “Feasibility Study” or “DFS”).

Engineering, Procurement and Construction Management Contract

On May 30, 2017, the Company announced that its subsidiary EMC Metals Australia Pty. Ltd. signed an Engineering, Procurement and Construction Management ("EPCM") contract with Lycopodium Minerals Pty Ltd ("Lycopodium"), to build the Nyngan Scandium Project in New South Wales, Australia. The EPCM contract also provides for start-up and commissioning services. As it has been more than six years since initial signing, a new contract with similar provisions will be required.

The EPCM contract appoints Lycopodium (Brisbane, QLD, Australia) to manage all aspects of project construction. Lycopodium is the principal engineering firm involved with the DFS. Lycopodium's continued involvement in project construction and commissioning ensures valuable technical and management continuity for the project during the construction and start-up of the project.

On October 19, 2017, we announced that Lycopodium has been instructed to initiate critical path engineering for the Nyngan Scandium Project. Lycopodium commenced work on select critical path components for the project, including design and specification engineering on the high-pressure autoclave unit, associated flash and splash vessels and several specialized high-pressure input pumps. The engineering work was completed in 2018 and will enable final supplier selection, firm component pricing and delivery dates for these key process components.

Environmental Permitting/Development Consent/Mining Lease

On May 2, 2016, the Company announced the filing of an Environmental Impact Statement (“EIS”) with the New South Wales, Australia, Department of Planning and Environment, (the “Department”) in support of the planned development of the Nyngan Scandium Project. The EIS was prepared by R.W. Corkery & Co. Pty. Limited, on behalf of the Company’s subsidiary, EMC Metals Australia Pty. Ltd. (“EMC Australia”), to support an application for Development Consent for the Nyngan Scandium Project. The EIS is a complete document, including a Specialist Consultants Study Compendium, and was submitted to the Department on April 29, 2016.

EIS Highlights:

●	The EIS finds residual environmental impacts represent negligible risk.
●	The proposed development design achieves sustainable environmental outcomes.
●	The EIS finds net-positive social and economic outcomes for the community.
●	Nine independent environmental consulting groups conducted analysis over five years, and contributed report findings to the EIS.
●	The Nyngan project development is estimated to contribute A$12.4M to the local and regional economies, and A$39M to the State and Federal economies, annually.
●	The EIS is fully aligned with the DFS and with a NSW Mining License Application for the Nyngan project.

Conclusion statement in the EIS: “In light of the conclusions included throughout this Environmental Impact Statement, it is assessed that the Proposal could be constructed and operated in a manner that would satisfy all relevant statutory goals and criteria, environmental objectives and reasonable community expectations.”

EIS Discussion

The EIS is the foundation document submitted by a developer intending to build a mine facility in Australia. The Nyngan Scandium Project is considered a State Significant Project, in that capital cost exceeds A$30million, which means State agencies are designated to manage the investigation and approval process for granting a Development Consent from the Minister of Planning and Environment. This Department will manage the review of the Proposal through a number of State and local governmental agencies.

The EIS is a self-contained set of documents used to seek a Development Consent. It is however, supported in many ways by the recently completed DFS.

On November 10, 2016, the Company announced that the Development Consent had been granted. This Development Consent represents an approval to develop the Nyngan Scandium Project and is based on the EIS. The Development Consent follows an in-depth review of the EIS, the project plan, community impact studies, public EIS exhibition and commentary, and economic viability, and involved more than 12 specialized governmental agencies and groups.

Mining Lease

During July 2019, EMC Australia received notice of approval for its mining lease (ML) application. The ML (ML 1792) overlays select areas previously covered by exploration licenses and represents the final major development approval required from the NSW Government to begin construction on the project. The ML 1792 grant is issued for a period of 21 years and is based on the development plans and intent submitted in the ML application. The ML can be modified by NSW regulatory agencies, as requested by EMC Australia over time, to reflect changing operating conditions.

In addition to these two key governmental approvals, other required licenses and permits must be acquired but are considered routine and require only compliance with fixed standards and objective measurements. These remaining approvals include submittal of numerous plans and reports supporting compliance with Development Consent and Mining Lease. In addition, the following water, roads, dam and electrical access reviews and arrangements must be finalized:

●	Water Supply Works and Use Approval and Water Access License,
●	State and local approval for construction of the intersection of the Site Access Road and Gilgai Road,
●	An approval from the NSW Dams Safety Committee for the design and construction of the Residue Storage Facility, and
●	A high voltage connection agreement with Essential Energy.

The 2019 ML 1792 grant covers 810 acres (370 hectares) of surface area fully owned by the Company, an area adequate to construct and operate a scandium mine of a scale outlined in the definitive Feasibility Study. The Company had originally filed a mining lease application (MLA 531) covering an area of 874 hectares, which was granted in 2017 as a mining lease (ML 1763), and later ruled invalid. At that time, it was unknown, to both the Department and the Company, that a local landowner had filed a prior, timely and valid objection to the granting of that mining lease. The reduction in area between the initial 2017 ML 1763 and the replacement 2019 ML 1792 represented acreage protested in an “Agricultural Land” objection lodged by a local landowner. The landowner holds freehold surface ownership over a portion of the original grant that was previously covered by the 2017 ML 1763.

On September 10, 2020, the Company announced receipt of a final determination letter from the Deputy Secretary, Department of Regional NSW, Division of Mining, Exploration and Geoscience resolving the outstanding objection filed by the landowner in 2016.

Written advice from the Department to the Company makes clear that all required independent investigative processes, and all affected party comment periods, are now completed, and the Department’s decision is final. There are further state courts of appeal available to the landowner, but the facts supporting this final decision are confirmed by the NSW Department of Primary Industry and follow governing law.

This Final Determination from the NSW Government will again allow all measured and indicated resource included in the Nyngan Scandium Project DFS to be reinstated in a new mining lease grant, for which the Company has filed an application and which remains pending with the NSW Government.

Honeybugle Scandium Property (NSW, Australia)

On April 2, 2014, the Company announced that it had secured a 100% interest in an exploration license (EL 7977) covering 34.7 square kilometers in New South Wales, Australia. The license area we call the ‘Honeybugle Scandium Property’ is located approximately 24 kilometers west-southwest from the Company’s Nyngan Scandium Project and approximately 36 kilometers southwest from the town of Nyngan, NSW. The application to renew the exploration license for a further six years was approved in November 2022.

Exploration rights for the Honeybugle Scandium Property include certain minimum expenditure requirements. The Company intends to fulfill those minimum expenditure requirements.

The location of the Honeybugle Scandium property is provided below.

Figure 3. Location of Honeybugle Scandium property

Honeybugle Drill Results

The Honeybugle drill program was completed in the first quarter of 2023. The drill program found Scandium enriched laterite formation defined at Woodlong prospect within the Honeybugle Exploration Licence 7977 area, where 32 vertical air core holes were drilled during first quarter 2023 in an approximately 300m x 400m area.

The laterite mineralization, consisting of both hematite and limonite, lies less than 2 meters below the surface. The laterite zone appears to thicken to both the west and south. Additional metallurgical testing is required on the saprolite mineralization to determine suitability for potential economic extraction.

Downstream Scandium Products

In February 2011, we announced results of a series of laboratory-scale tests investigating the production of aluminum-scandium master alloys directly from aluminum oxide and scandium oxide feed materials. The overall objective of this research was to demonstrate and commercialize the production of aluminum-scandium master alloy using impure scandium oxide as the scandium source, potentially significantly improving the economics of aluminum-scandium master alloy production. In 2014, the Company announced it applied for a US patent on master alloy production, which is still in the application phase.

During the 2015-2017 timeframe, we continued our own internal laboratory-scale investigations into the production of aluminum-scandium master alloys, furthering our understanding of commercial processes and achievable recoveries. We advanced our abilities to make a standard-grade 2% scandium master alloy product typical of commercially available products offered today.

On March 2, 2017, we announced the signing of a Memorandum of Understanding ("MOU") with Weston Aluminium Pty Ltd. ("Weston") of Chatswood, NSW, Australia. The MOU defines a cooperative commercial alliance to jointly develop the capability to manufacture aluminum-scandium master alloy. The intended outcome of this alliance will be to develop the capability to offer Nyngan Scandium Project aluminum alloy customers scandium in form of Al-Sc master alloy, should customers prefer that product form.

The MOU outlines steps to jointly establish the manufacturing parameters, metallurgical processes, and capital requirements to convert Nyngan Scandium Project scandium product into Master Alloy, at Weston's existing production site in NSW. The MOU does not include a binding contract with commercial terms at this stage, although the intent is to pursue the necessary technical elements to arrive at a commercial contract for conversion of scandium oxide to master alloy, and to do so prior to first mine production from the Nyngan Scandium Project.

On March 5, 2018, the Company announced that it had initiated a small-scale pilot program (4kg scale) at the Alcereco Inc. metallurgical research facilities in Kingston, Ontario, to confirm and refine previous lab-scale work on the manufacture of aluminum-scandium 2% master alloy (MA). The program advanced the process understanding for commercial scale upgrade of Nyngan scandium oxide product to master alloy product.

The 2018 pilot program consisted of five separate trials on two MA product types, production of MA in various forms, and dross analysis to ascertain scandium recoveries to product. The mass of master alloy and product variants produced in the program totaled approximately 20kg and was completed in December of 2018. The results of the program included the successful production of 2% grade MA, with recoveries of scandium to product of 85%.

A second phase of the small-scale pilot program was initiated in the first half of 2019, again at 4kg scale, building on the work done in phase I. The results of this second program included successful production of 2% grade MA, with improvements in form of rapid kinetics, and recoveries of scandium to product of +90%.

On March 5, 2018, the Company also announced that it filed for patent protection on certain process refinements for master alloy manufacture that it believes are novel methods, and also on certain product variants that it believes represent novel forms of introducing scandium more directly into aluminum alloys.

Master Alloy Capability Demonstrated

On February 24, 2020, the Company announced the completion of a three year, three stage program to demonstrate the capability to manufacture aluminum-scandium master alloy (Al-Sc2%), from scandium oxide, using a patent pending melt process involving aluminothermic reactions.

This master alloy capability will allow the Company to offer scandium product from the Nyngan Scandium Project in a form that is used directly by aluminum alloy manufacturers globally, either major integrated manufacturers or smaller wrought or casting alloy consumers.

Research Highlights:

●	Program achieved full 2% target product quality requirement,
●	Sc recoveries from oxide exceeded target, demonstrated in final tests,
●	The microstructure and metal quality meet major alloy producers’ specifications,
●	Rapid kinetics achieved, important for commercial viability,
●	Individual testing batches done at 4kg scale, and
●	Successful program testing forms a basis for a larger scale demonstration facility, supporting large scale samples required for industrial aluminum alloy trials.

Focus on Aluminum Alloy Applications for Scandium Products

The Company plans to obtain sales agreements for scandium products produced from our Nyngan Scandium Project. Our focus is on the use of scandium as an alloying ingredient in aluminum-based products. The specific scandium product forms we intend to sell from the Nyngan project include both scandium oxide (Sc2O3) and aluminum-scandium master alloys (Al-Sc 2%).

Scandium as an alloying agent in aluminum allows for aluminum metal products that are much stronger, more easily weldable and exhibit improved performance at higher temperatures than current aluminum-based materials. This also means lighter structures, lower manufacturing costs and improved performance in areas that aluminum alloys do not currently compete.

Use Of Scandium in Lithium-Ion Batteries

On September 24, 2020, the Company announced the filing of a provisional patent application with the US Patent Office seeking patent rights on various applications of scandium in lithium-ion batteries. The patent application covers a number of scandium enhancements, including doping potential for both anodes and cathodes, and for solid electrolytes.

Patent Application Highlights:

●	US Patent Application filed for use of scandium in lithium-ion battery applications.
●	Scandium doping applications are explained for anodes, cathodes and electrolytes.
●	Scandium offers conductivity advantages as a dopant, over other options, and
●	Scandium in other aluminum components offers numerous property improvements, including conductivity, strength and corrosion resistance.

Rechargeable lithium-ion batteries (LIBs) are a staple of everyday life. The search for improved performance through design and materials advances is intense today. Considerable effort is being expended in developing next-generation materials for LIBs that will make batteries safer, lighter, more durable, faster to charge, more powerful, and more cost-effective. A sampling of some these efforts are as follows:

●	Minimizing or removing cobalt from cathode materials, based on cost, supply and geographic sourcing issues.
●	Improving the durability of liquid electrolytes with dopants, or substitution with safer and higher performing liquid or solid electrolyte systems.
●	Designing for higher voltage potential by utilizing different anode or cathode materials.
●	Determining combinations of metals that can better withstand harsh internal conditions.
●	Scandium, along with other specialty metals, has a clear role to play in each of these areas.

One particularly promising area for scandium contributions is in a lithium nickel manganese oxide (LNMO) battery. The cathode in this design substitutes manganese for cobalt and supports a higher nickel content as well. The substitution then delivers higher working potentials (voltage), higher energy densities, and faster charge/discharge rates, all of which offer the promise of improved battery performance.

Delivering on that promise requires a number of improvements, including employing a dopant for stabilization of the manganese in certain cathode compositions, potential stabilization of lithium titanate (LTO) anode materials as well, and use of dopants to improve the conductivity of both these anode and cathode materials. Conventional liquid electrolytes may see improved function and longevity with the improved cathode and anode conductivity. Scandium represents a suitable and effective dopant in each of these applications.

Solid state electrolytes (SSEs) represent another potential break-through improvement in LIBs. They will handle higher voltages, higher temperatures, greater power densities, are potentially easier to package, and are considered safer in use. Scandium represents a suitable and effective dopant in these applications, analogous to the use of scandium to stabilize solid zirconia electrolytes in solid oxide fuel cells. Recently technical papers (available upon request) covering the use of Lithium Super Ion Conductors (LiSICON) for SSEs have indicated that primary compounds containing scandium, such as Li3Sc2(PO4)3, LiScP2O7 and Li3Sc(BO3)2, LiScO2 as well as certain doped compounds such as Li1.33ScSi0.33P1.67O7, Li3.375Mg0.375Sc0.625(BO3)2, Li1.5Al0.33Sc0.17Ge1.5(PO4)3, etc. can provide desirable crystal structural frameworks for solid state electrolytes. Non-oxide LiSICON fast conductors have also been identified recently, such as some lithium cryolite types: Li3ScCl6, as well as its fluoride counterpart Li3ScF6.

Lithium-ion batteries employ aluminum in a number of areas, specifically in cathode structure, current connectors, and in general battery structure. Aluminum-scandium alloys represent an enhanced aluminum alloy option, based on their combination of conductivity and strength.

The intent of this SCY patent filing was to advise the battery industry that scandium is a prospective dopant choice for enhanced performance of LIBs, both under existing design parameters and in particular for certain next-gen lithium-ion batteries. We want to ensure that battery research and design groups consider scandium additions, amongst their various materials choices, as they race to build a better lithium-ion battery.

Qualified Person and Quality Assurance/Quality Control

John Thompson, B.E. (Mining); Vice President - Development at SCY is a qualified person as defined in NI 43-101 and has reviewed the technical information on this property. The drilling, sampling, packaging and transport of the 2023 drill samples was carried out to industry standards for QA/QC. SCY employed an independent local geology consulting and drill supervisory team, Rangott Mineral Exploration Pty. Ltd., (RME) of Orange, NSW, Australia, to manage the drill work on-site. Bulk samples of drill returns were collected at one metre intervals from a cyclone mounted on the drilling rig, and a separate three-tier riffle splitter was used on site to obtain 2.0-4.5kg composite samples collected over 3 metre intervals, for assay. Individual sample identifiers were cross-checked during the process. The assay samples were placed in sealed polyweave bags which remained in RME’s possession until the completion of the drilling program, at which time they were transported to RME’s office in Orange. There, the sequence of sample numbers was validated, and the assay samples were immediately submitted to Australian Laboratory Services’ (ALS’) laboratory in Orange. The remnant bulk samples, which were collected in sealed polythene bags, were transported by RME to a local storage unit at Orange, for long-term storage. ALS/Orange dried and weighed the samples and pulverized the entire sample to 85% passing 75 microns or better (technique PUL-21). These 50g sample bags of pulps were then sent to the ALS laboratory at Stafford in Brisbane, Queensland for analysis. ALS/Brisbane analyzed the pulps for scandium, nickel, cobalt, chromium, iron and magnesium, using Inductively Coupled Plasma Atomic Emission Spectroscopy (ICP-AES) after a four acid (total) digestion (technique ME-ICP61). The lower detection limit for scandium using this technique is 1ppm. For their internal quality control, ALS/Brisbane added 4 standard samples (for 20 repeat analyses), 10 blank samples and 16 duplicate samples to the batch. Please see news release see news release dated May 7, 2014, and available on www.sedar.com for further information on the Honeybugle drill results.

Patent Program Summary- Applications and Grants

Patent Filings - Summary

The Company is in the process of establishing a significant portfolio of intellectual property through the filing of scandium related patents both in the US and abroad.

On 10/12/2021 the company was granted a patent for the recovery of scandium from nickel laterite ores.

To date, the following nine US patents have been granted to the Company:

11,142,809	Systems and Processes for Recovering Scandium Values from Laterite Ores
10,988,830	Scandium Master Alloy Production
10,988,828	Extraction of Scandium Values from Copper Leach Solutions
10,450,634	Scandium-Containing Master Alloys and Method for Making The Same
10,378,085	Recovery Of Scandium Values Through Selective Precipitation of Hematite and Basic Iron Sulfates from Acid Leachates
10,260,127	Method For Recovering Scandium Values from Leach Solutions
9,982,326	Solvent Extraction of Scandium from Leach Solutions
9,982,325	Systems And Methodologies for Direct Acid Leaching of Scandium-Bearing Ores
8,372,367	System and Method for Recovering Boron Values from Plant Tailings

Below is a list of thirteen US patents that have been filed, but have not been granted yet:

US20210371294-A1	Process for the Preparation of High Purity Alumina*
US202163038873	Recovery of Critical Metals from SX-EW Copper Raffinate and Other Solutions Derived from Leaching Ores with Sulfuric Acid
US20210347651	Counter Current Process for Recovering High Purity Copper Sulfate Values from Low Grade Ores
US20200001407	Control Of Recrystallization In Cold-Rolled AlMn(Mg)ScZr Sheets For Brazing Applications
US20210172041	Byproduct Scandium Recovery from Low Grade Primary Metal Oxide Ores
US20190218645	Direct Scandium Alloying
US20120305452	Dry, Stackable Tailings and Methods for Producing the Same
US20110298270	In Situ Ore Leaching Using Freeze Barriers
US2012005585l	Low Carbon Dioxide Footprint for Coal Liquefaction
US20120204680	System and Method for Recovery of Nickel Values from Nickel-Containing Ores
US20120207656	System and Method for Recovery of Scandium Values from Scandium-Containing Ores
Provisional (2)	Titles not yet publicly disclosed

*NOTE: This Final Patent Application was published by the US Patent office on December 2, 2021 (A1)

Patent Applications Discussion

●	These patents and patent applications cover novel, unique flowsheet designs, applicable to both scandium extraction and other metals extraction.
●	The patented designs on scandium are largely supported by test work done with Nyngan Scandium Project resource material and known design parameters.
●

The scandium patents cover HPAL system material flows, solvent extraction (SX), ion exchange systems (“IX”), atmospheric tank and heap leaching systems and techniques, and processes for directly making select master alloys containing scandium; and

●	A number of the scandium-focussed designs are incorporated as part of the DFS.
●	Recovery of by-product scandium from certain other mineral resources is also covered.
●	Recovery of base metals, such as copper, cobalt, nickel, manganese and aluminum from process solutions or waste products is also covered.
●	Use of scandium in lithium-ion batteries is addressed.

These patent applications, filed with the US Patent Office, protect the Company’s position and rights to the intellectual property (IP) contained and identified in the applications as of the date filed, within the worldwide jurisdiction limits of the US patent system. Review of patent applications by the US Patent Office takes time, but the initial dates of filing these patents define the basis of IP ownership claims, as is generally afforded U.S. patentholders.

The Company intends to utilize the IP contained in these process patents in the development of process flowsheets for recovery of scandium from its Nyngan Scandium Project, as well as its Honeybugle project and future by-product opportunities from leach solutions and/or waste products. The Company believes that patent protection of these specific, novel process designs will be granted.

Many of the basic design elements contemplated in the Nyngan Scandium Project flowsheet are commonly applied to other specialty metals, particularly nickel. However, the application of these basic design elements has not been commonly applied to scandium extraction from laterite resources, and there are enough intended and required operational differences in the application to permit the Company to patent-protect IP on those differences.

Our history of work on solution separation technologies using ion exchange and/or solvent extraction has widened our opportunity to pursue recovery of select elements of a growing list of critical metals, as defined by governments, concerned customers and industry groups, specifically prioritising lithium-ion battery metals.

These patent claims are the result of ten years of metallurgical test work with independent resource laboratories and specific design work by Willem Duyvesteyn, the Company’s former Chief Technology Officer. This work is ongoing. Patent protection on flowsheet intellectual property will serve to limit or prevent the unauthorized use of that IP by others without the Company’s consent. We believe these filings are an important action to protect the ownership of a Company asset, on behalf of all SCY shareholders.

ITEM 3. LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings and, to the best of our knowledge, none of our properties or assets are the subject of any pending legal proceedings.

ITEM 4. MINE SAFETY DISCLOSURES

The Company has no active mining operations or dormant mining assets currently and has no outstanding mine safety violations or other regulatory safety matters to report.

PART II

ITEM 5. MARKET FOR REGISTRANTS’ COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Price Range of Common Shares

The principal market on which our common shares are traded is the Toronto Stock Exchange. Our common shares commenced trading on the Toronto Stock Exchange on April 24, 2008, under the symbol “GP.” Effective March 11, 2009, the common shares were listed and posted for trading on the Toronto Stock Exchange under the symbol “EMC.” Effective November 28, 2014, the common shares were listed and posted for trading on the Toronto Stock Exchange under the symbol “SCY.” The following table shows the high and low trading prices of our common shares on the Toronto Stock Exchange for the periods indicated.

Year	High (C$)	Low (C$)
Fiscal Year ended December 31, 2023
First quarter	0.080	0.040
Second quarter	0.060	0.040
Third quarter	0.055	0.030
Fourth quarter	0.035	0.020
Fiscal Year ended December 31, 2022
First quarter	0.160	0.130
Second quarter	0.140	0.085
Third quarter	0.120	0.060
Fourth quarter	0.095	0.060

Exchange Rates

We maintain our books of account in United States dollars and references to dollar amounts herein are to the lawful currency of the United States except that we are traded on the Toronto Stock Exchange and, accordingly, stock price quotes and sales of stock are conducted in Canadian dollars (C$). The following table sets forth, for the periods indicated, certain exchange rates based on the noon rate provided by the Bank of Canada. Such rates are the number of Canadian dollars per one (1) U.S. dollar (US$). The high and low exchange rates for each month during the previous six months were as follows:

	High	Low
February 2024	1.3574	1.3404
January 2024	1.3512	1.3446
December 2023	1.3582	1.3200
November 2023	1.3873	1.3573
October 2023	1.3873	1.3577
September 2023	1.3661	1.3422

The following table sets out the exchange rate (price of one U.S. dollar in Canadian dollars) information as at each of the years ended December 31, 2023, and 2022.

	Year Ended December 31 (Canadian $ per U.S. $)
	2023	2022
Rate at end of Period	1.3247	1.3544
Low	1.3128	1.2470
High	1.3875	1.3856

As of March 26, 2024, there were 104 registered holders of record of the Company’s common shares and an undetermined number of beneficial holders.

Dividends

We have not paid any cash dividends on our common shares since our inception and do not anticipate paying any cash dividends in the foreseeable future. We plan to retain our earnings, if any, to provide funds for the expansion of our business.

Securities Authorized for Issuance under Compensation Plans

The following table sets forth information as of December 31, 2023, respecting the compensation plans under which shares of the Company’s common stock are authorized to be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	40,015,000	C$0.010	19,714,122
Equity compensation plans not approved by security holders	37,803,218	C$0.1075	Nil
Total	77,818,218	C$0.0980	19,714,122

Purchases of Equity Securities by the Company and Affiliated Purchasers

Neither the Company nor an affiliated purchaser of the Company purchased common shares of the Company in the year ended December 31, 2023.

ITEM 6. SELECTED FINANCIAL DATA

Not applicable.

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Overview

Scandium International is a specialty metals company focused on the evaluation and potential development of projects into producing assets. The Company pursues project opportunities from both known geologic resources and existing mine process solutions when it identifies further recovery potential.

The Company is an exploration stage company and anticipates incurring significant additional expenditures prior to production at all its properties. The Company was incorporated under the laws of the Province of British Columbia, Canada in 2006. The Company currently trades on the Toronto Stock Exchange under the symbol “SCY.”

These consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The Company currently earns no operating revenues and will require additional capital to advance the Nyngan property. The Company’s ability to continue as a going concern is uncertain and is dependent upon the generation of profits from mineral properties, obtaining additional financing and maintaining continued support from its shareholders and creditors. These are material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. If additional financial support is not received, or operating profits are not generated, the carrying values of the Company’s assets may be adversely affected.

The outbreak of COVID-19 and political upheavals in various countries have caused significant volatility in commodity prices. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time.

RESULTS FOR THE YEAR ENDED DECEMBER 31, 2023

Liquidity and Capital Resources

On December 31, 2023, we had working capital of $712,908 including cash of $1,021,956 and current liabilities of $349,259 as compared to working capital of $378,527 including cash of $1,852,710 at December 31, 2022.

On December 31, 2023, we had a total of 40,015,000 (2022 – 34,665,000) stock options exercisable between C$0.035 and C$0.180 (2022 – between C$0.065 and C$0.225) which have the potential upon exercise to generate a total of C$3,833,750 (2022 – C$4,753,500) in cash over the next four and a half years. On December 31, 2023, we had a total of 37,803,218 (2022 – 37,803,218) warrants exercisable at C$0.1075 which have the potential upon exercise to generate a total of C$4,063,846. There is no assurance that these securities will be exercised.

Our continued development is contingent upon our ability to raise sufficient financing both in the short and long term. There are no guarantees that additional sources of funding will be available to us; however, management is committed to pursuing all possible sources of financing to execute our business plan.

Results of Operations

Quarter ended December 31, 2023

The net loss for the quarter decreased by $362,143 to $133,772 from a profit of $228,371 in the quarter ended December 31, 2022. Details of the individual items contributing to the decreased loss are as follows:

Q4 2023 vs. Q4 2022 - Variance Analysis (US$)
Item	Variance Favourable / (Unfavourable)	Explanation
Salaries and benefits including stock based compensation	($178,023)	This unfavorable variance when comparing Q4 2023 to Q4 2022 is a result of options being issued in Q4 2023 whereas there were no options issued in Q4 2022.
General and administrative	($26,863)	In Q4 of 2022 there were very little expenditures. The current quarter costs of $16,997 are much more indicative or normal activity levels.
Exploration	($24,858)	In the current quarter the Company was still incurring costs for the winding up of the exploration programs carried out in Q2 and Q3 of 2023. There was no major exploration carried out in Q4 of 2022.
Professional fees	($10,386)	The slightly higher fees in the quarter relate to activities pertaining to share encumbrances being dealt with.
Gain on derivative liability	($157,049)

Warrants issued in Q2 2022 are in Canadian funds. As the exchange rate with the Canadian dollar fluctuates, a gain or loss on this is recorded in the financial statements. Also, the value of the warrants is recalculated based on Black-Scholes calculation at the end of the year. Quarter over quarter the gain on the derivative liability is almost the same. This is a non-cash item.

Insurance	$417	New insurance policies were entered into in Q4 2023. Premiums have increased resulting in this minor favorable variance.
Travel	$747	There were no travel expenditures incurred in Q4 of 2023 versus Q4 of 2022 when very light travel took place.
Interest income	$9,771	The company has invested funds received from the financing received in 2022 resulting in this favorable variance.
Foreign exchange loss	$24,101	In Q4 funds held in foreign currencies increased against the US dollar resulting in this positive variance when compared to the comparable period in 2022.

Results of Operations for the Year ended December 31, 2023

The net profit for the year decreased by $803,392 to $47,204 from a profit of $850,596 in the prior year, Details of the individual items contributing to the decreased net loss are as follows:

2023 vs. 2022 - Variance Analysis (US$)
Item	Variance Favourable / (Unfavourable)	Explanation
Accrual reversal	($1,032,044)	In the prior year, the Company reversed accrued liabilities for certain staff who are no longer with the Company. No such item was incurred in 2023.
Exploration	($245,092)

In Q2 2023, the Company carried out drilling activities on its Australian properties while in 2022, no exploration activities were conducted. To further increase this unfavorable variance, the Company received a refund in 2022 from the Australian government related to over payment of mining license costs.

Salaries benefits and stock-based compensation	($31,836)	The stock-based compensation value for 2023 is higher due to the large number of options issued in 2023 when compared to 2022 resulting in this unfavorable variance.
Foreign exchange gain	($17,086)	The US dollar strengthened in 2023 against both the Australian and Canadian dollar.
Travel and entertainment	($2,990)	With the start of the drilling program at Honeybugle, management visited the property and legal counsel in Australia. No such expenditures were incurred in 2022.
Insurance	($134)	Slightly higher premiums for D&O insurance and general liability insurance resulted in this minor variance when comparing the two years.
Amortization	$2,932	All fixed assets were fully depreciated in Q2 2022, resulting in no expense associated with this item in 2023.
Professional fees	$8,636	In Q2 2022 advice from our legal firm were required as the Company underwent management changes. No such activities took place in 2023.
Consulting	$18,363	The resignation of a consultant in 2022 led to this favorable variance in the current year.
Interest income	$39,851	In 2023, the Company purchased short term secure investments. No similar opportunity existed in 2022.
General and administrative	$59,901	With the closing of the Sparks, Nevada office and reduced staffing, a favorable variance was realized when compared to 2022 when there was much more activity and staffing.
Gain on derivative liability	$396,107

Warrants issued in Q2 2022 are in Canadian funds. As the exchange rate with the Canadian dollar fluctuates, a gain or loss on this is recorded in the financial statements. Also, the value of the warrants is recalculated based on Black-Scholes calculation at the end of the quarter. Since the warrants were issued, a gain has been calculated. This is a non-cash item.

Cash flow discussion for the year ended December 31, 2023, compared to December 31, 2022

The cash outflow from operating activities decreased by $116,961 to $830,754 (2022 – $947,715) due mainly to payment of accrued salaries in 2022.

Cash inflows from financing activities of $Nil when compared to the year ended December 30, 2022, in which private placement and options being exercised brought in $2,706,531.

Summary of quarterly results (US$)

	2023				2022
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Net Sales	-	-	-	-	-	-	-	-
Net Income (Loss)	(133,732)	74,732	(129,756)	236,000	228,371	70,701	28,577	522,946
Basic and diluted Net Income (Loss) per share	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)

Financial Position

Cash

Year-end cash decreased by $830,754 to $1,021,956 (2022 - $1,852,710) due mainly to a reduction in accounts payable and exploration activities carried out in 2022.

Prepaid expenses and receivables

Prepaid expenses and receivables have increased by $6,670 to $40,211 (2022 - $33,541) due to increased activity levels in 2022.

Reclamation bond

A reclamation bond of €10,000 ($11,037) was purchased for the Kiviniemi property in 2018.

Mineral interests

Mineral interests remained at $704,053 at December 31, 2023 (2022 - $704,053).

Accounts Payable, Accounts payable with related parties, Accrued Liabilities and Derivative liability -warrants.

Accounts payable, accounts payable with related parties, accrued liabilities and Derivative liability – warrants have decreased by $1,158,465 to $349,259 at December 31, 2023 (2022 – $1,507,724) due to revaluation of warrant derivative liability and payment of accrued salaries.

Capital Stock

Capital stock did not change in 2023 - $111,144,603 (2022 - $111,144,603).

Additional paid-in capital increased by $287,515 to $7,306,631 (2022 - $7,019,116) as a result of stock option expensing.

Treasury shares remained at $1,264,194 through the 2023 and 2022 fiscal periods.

Off-balance sheet arrangements

At December 31, 2023, we had no material off-balance sheet arrangements such as guarantee contracts, contingent interest in assets transferred to an entity, derivative instruments obligations or any obligations that trigger financing, liquidity, market or credit risk to us.

Transactions with related parties

During the year ended December 31, 2023, the Company expensed $262,294 for stock-based compensation for stock options issued to Company directors. During the year ended December 31, 2022, the Company expensed $177,745 for stock options issued to Company directors.

During the year ended December 31, 2023, the Company expensed a consulting fee of $Nil (2022 - $17,000) to one of its directors.

As at December 31, 2023, the Company owed $5,104 (2022 - $185,576) to an officer of the Company.

During the year ended December 31, 2023, the Company reversed $Nil (2022 - $669,733) of accruals to related parties, pursuant to settlement agreements.

Additional Information and Accounting Pronouncements

Outstanding share data

At March 26, 2024 we had 355,860,813 issued and outstanding common shares and 40,015,000 outstanding stock options at a weighted average exercise price of C$0.10. Also, there were 37,803,218 warrants outstanding at C$10.75 at March 26, 2024.

Critical Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting policies requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on past experience, industry trends and known commitments and events. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Actual results will likely differ from those estimates.

Stock-based compensation

We use the Black-Scholes option pricing model to calculate the fair value of stock options and compensatory warrants granted. This model is subject to various assumptions. The assumptions we make will likely change from time to time. At the time the fair value is determined, the methodology that we use is based on historical information, as well as anticipated future events. The assumptions with the greatest impact on fair value are those for estimated stock volatility and for the expected life of the instrument.

Deferred income taxes

We account for tax consequences of the differences in the carrying amounts of assets and liabilities and our tax bases using tax rates expected to apply when these temporary differences are expected to be settled. When the deferred realization of income tax assets does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken and no future income tax asset is recognized. We have taken a valuation allowance against all such potential tax assets.

Mineral properties and exploration and development costs

We capitalise the costs of acquiring mineral rights at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. Our recoverability evaluation of our mineral properties and equipment is based on market conditions for minerals, underlying mineral resources associated with the assets and future costs that may be required for ultimate realization through mining operations or by sale. We are in an industry that is exposed to a number of risks and uncertainties, including exploration risk, development risk, commodity price risk, operating risk, ownership and political risk, funding and currency risk, as well as environmental risk. Bearing these risks in mind, we have assumed recent world commodity prices will be achievable. We have considered the mineral resource reports by independent engineers on the Nyngan project in considering the recoverability of the carrying costs of the mineral properties. All of these assumptions are potentially subject to change, out of our control, however such changes are not determinable. Accordingly, there is always the potential for a material adjustment to the value assigned to mineral properties and equipment.

Recent Accounting Pronouncements

Accounting Standards Update 2023-07 – Segment Reporting (Topic 280). This update is to improve the disclosures about a public entity’s reportable segments through enhanced disclosures about significant segment expenses and is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is reviewing this standard but anticipates little impact on its financial statements.

Accounting Standards Update 2023-09 – Income Taxes (Topic 740). This update is to enhance the transparency and decision usefulness of income tax disclosures for fiscal years beginning after December 15, 2024. The Company is reviewing this standard to determine the impact on its financial statements.

Financial instruments and other risks

Our financial instruments consist of cash, receivables, accounts payable and accrued liabilities, accounts payable with related parties, and promissory notes payable. It is management's opinion that we are not exposed to significant interest, currency or credit risks arising from our financial instruments. The fair values of these financial instruments approximate their carrying values unless otherwise noted. The Company has its cash primarily in five commercial banks, one in Vancouver, British Columbia, Canada, one in Hamilton, Ontario, Canada, one in Melbourne, Australia, one in Chicago, Illinois and one in Los Angeles, California.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Consolidated Financial Statements of the Company and the notes thereto are attached to this report following the signature page and Certifications.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

For the fiscal years ended December 31, 2023, and 2022, we did not have any disagreement with our accountants on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure controls and procedures

The Company’s management, including our principal executive officer and our principal financial officer, evaluated the effectiveness of disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) as of the end of the period covered by this report. Based on that evaluation, the principal executive officer and principal financial officer concluded that as of the end of the period covered by this report, the Company has maintained effective disclosure controls and procedures in all material respects, including those necessary to ensure that information required to be disclosed in reports filed or submitted with the SEC (i) is recorded, processed, and reported within the time periods specified by the sec, and (ii) is accumulated and communicated to management, including the principal executive officer and principal financial officer, as appropriate to allow for timely decision regarding required disclosure.

Management’s report on internal control over financial reporting

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f) of the Exchange Act). Management assessed the effectiveness of our internal control over financial reporting as of December 31, 2019, using criteria established in Internal Control-Integrated Framework issued in 1992 by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error and circumvention or overriding of controls and therefore can provide only reasonable assurance with respect to reliable financial reporting. Furthermore, the effectiveness of an internal control system in future periods can change with conditions.

A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company’s management has determined that the internal controls over financial reporting are effective as of December 31, 2023.

Changes in Internal Control

There have been no changes in internal control over financial reporting that occurred during the last fiscal quarter that have materially affected, or are reasonably likely to materially affect, internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

Information with respect to Items 10 through 14 is set forth in the definitive Proxy Statement to be filed with the Securities and Exchange Commission on or before April 30, 2024, and is incorporated herein by reference. If the definitive Proxy Statement cannot be filed on or before April 30, 2024, the Company will instead file an amendment to this Form 10-K disclosing the information with respect to Items 10 through 14.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS SCHEDULES

Financial Statements

The following Consolidated Financial Statements are filed as part of this report.

Description	Page
Financial statements for the years ended December 31, 2023, and 2022 and audit reports thereon. (DAVIDSON & COMPANY LLP - PCAOB 731)	F-1

Exhibits

The following table sets out the exhibits filed herewith or incorporated herein by reference.

Exhibit	Description
3.1

Certificate of Incorporation, Certificate of Name Change dated March 2009, Notice of Articles dated March 2009(1)

Certificate of Name Change dated November 19, 2014 and Notice of Articles dated November 19, 2014(2)

3.2	Corporate Articles(1) Amendment to Corporate Articles dated November 10, 2014(2)
10.1(3)	2015 Stock Option Plan
10.4(5)	Share Exchange Agreement dated June 30, 2017
21.1(6)	List of Subsidiaries
23.1(6)	Consent of Davidson & Company LLP
31.1(6)	Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the U.S. Securities Exchange Act of 1934 of the Principal Executive Officer
31.2(6)	Certification Pursuant to Rule 13a-14(a) or 15d-14(a) of the U.S. Securities Exchange Act of 1934 of the Principal Financial Officer
32.1(6)	Section 1350 Certification of the Principal Executive Officer and Principal Financial Officer of the Principal Executive Officer
32.2(6)	Section 1350 Certification of the Principal Executive Officer and Principal Financial Officer of the Principal Financial Officer
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Extension Calculation Linkbase Document
101.DEF	Inline XBRL Extension Definition Linkbase Document
101.LAB	Inline XBRL Extension Label Linkbase Document
101.PRE	Inline XBRL Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

(1) Previously filed as exhibits to the Form 10 filed May 24, 2011 and incorporated herein by reference.

(2) Previously filed as exhibits to the Form 10-K filed February 27, 2015 and incorporated herein by reference.

(3) Previously filed as Schedule “A” to the Form DEF 14A filed October 5, 2015 and incorporated herein by reference.

(4) Previously filed as an exhibit to the Form 10-K/A filed May 1, 2014 and incorporated herein by reference.

(5) Previously filed as an exhibit to the Form 8-K filed July 26, 2017 and incorporated herein by reference.

(6) Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCANDIUM INTERNATIONAL MINING CORP.

By:	/s/ Peter Evensen
Peter Evensen
President and Principal Executive Officer

Date: March 26, 2024

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Evensen	President, Principal Executive Officer, and Director	March 26, 2024
Peter Evensen

/s/ William Harris	Chairman and Director	March 26, 2024
William Harris

/s/ James Rothwell	Director	March 26, 2024
James Rothwell

/s/ R. Christian Evensen	Director & Principal Financial Officer	March 26, 2024
R. Christian Evensen

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Scandium International Mining Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Scandium International Mining Corp. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of income and comprehensive income, changes in  shareholders’ equity (deficiency), and cash flows for the years ended December 31, 2023 and 2022, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company currently earns no operating revenues and will require additional capital in order to advance the Nyngan property. These are material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Assessment of Impairment Indicators of Mineral Property Interests

As described in Note 3 to the financial statements, the carrying amount of the Company’s mineral property interest was $704,053 as of December 31, 2023. As more fully described in Note 2 to the financial statements, management assesses its mineral property interests for indicators of impairment whenever events or changes in circumstances indicate that the carrying amount of the mineral property interests may not be recoverable.

The principal considerations for our determination that the assessment of impairment indicators of the Company’s mineral property interests is a critical audit matter are that there was judgment made by management when assessing whether there were indicators of impairment for the mineral property interests, specifically relating to the assets’ carrying amount which is impacted by the Company’s intent and ability to continue to explore and evaluate its asset. This in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures to evaluate audit evidence relating to the judgments made by management in their assessment of indicators of impairment that could give rise to the requirement to prepare an estimate of the recoverable amount of the mineral property.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. Our audit procedures included, among others:

●	Obtaining and assessing management’s impairment analysis.
●	Evaluating the intent for the mineral property interests through discussion and communication with management.
●	Reviewing the Company’s recent expenditure activity and expenditure budgets for future periods.
●	Assessing compliance with agreements
●	Obtaining, on a test basis through government websites, confirmation of title to ensure mineral rights underlying the mineral property interests are in good standing.

We have served as the Company’s auditor since 2008.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 26, 2024

Scandium International Mining Corp.

CONSOLIDATED BALANCE SHEETS

(Expressed in US Dollars)

As at:	December 31, 2023	December 31, 2022

ASSETS

Current
Cash	$1,021,956	$1,852,710
Prepaid expenses and receivables	40,211	33,541

	1,062,167	1,886,251

Reclamation bond (Note 3)	11,037	10,699
Mineral property interests (Note 3)	704,053	704,053

Total Assets	$1,777,257	$2,601,003

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current
Accounts payable and accrued liabilities	$60,782	$127,263
Accounts payable with related parties (Note 4)	5,104	185,576
Derivative liability - warrants (Note 5)	283,373	1,194,885

Total Liabilities	349,259	1,507,724

Shareholders’ Equity
Capital stock (Note 5) (Authorized: Unlimited number of common shares; Issued and outstanding: 355,860,813 (2022 – 355,860,813)	111,144,603	111,144,603
Treasury stock (Note 6) (1,033,333 common shares) (2022 – 1,033,333)	(1,264,194)	(1,264,194)
Additional paid in capital (Note 5)	7,306,631	7,019,116
Accumulated other comprehensive loss	(853,400)	(853,400)
Deficit	(114,905,642)	(114,952,846)

Total Shareholders’ Equity	1,427,998	1,093,279

Total Liabilities and Shareholders’ Equity	$1,777,257	$2,601,003

Nature and continuance of operations (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.

CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(Expressed in US Dollars)

Years ended:	December 31, 2023	December 31, 2022

EXPENSES
Amortization	$-	$2,932
Consulting (Note 4)	-	18,363
Exploration costs (recovery)	244,133	(959)
General and administrative	91,166	151,067
Insurance	31,198	31,064
Professional fees	88,161	96,797
Salaries and benefits (Notes 4 & 5)	452,253	420,417
Travel and entertainment	3,737	747

	(910,648)	(720,428)

Foreign exchange gain(loss)	(3,365)	13,721
Accruals reversal (Note 7)	-	1,032,044
Interest income	39,851	-
Unrealized gain on derivative liability – warrants (Note 5)	921,366	525,259

Income and comprehensive income for the year	$47,204	$850,596
Basic and diluted earnings per common share	$0.00	$0.00
Basic and diluted weighted average number of common shares outstanding	355,860,813	340,368,144

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in US Dollars)

Years ended:	December 31, 2023	December 31, 2022

CASH FLOWS USED IN OPERATING ACTIVITIES
Income for the year	$47,204	$850,596
Items not affecting cash:
Amortization	-	2,932
Stock-based compensation	287,515	198,280
Accrual reversal	-	(1,032,044)
Unrealized gain on derivative liability - warrants	(921,366)	(525,259)
Unrealized loss (gain) on foreign exchange	9,516	(60,890)

Changes in non-cash working capital items:
(Increase) decrease in prepaids and receivables	(6,670)	1,501
Increase (decrease) in accounts payable, accrued liabilities and accounts payable with related parties	(246,953)	(382,831)
	(830,754)	(947,715)

CASH FLOWS FROM FINANCING ACTIVITIES
Common shares issued	-	2,647,852
Share issue costs	-	(48,310)
Options exercised for common shares	-	106,989

	-	2,706,531

Change in cash during the year	(830,754)	1,758,816
Cash, beginning of year	1,852,710	93,894

Cash, end of year	$1,021,956	$1,852,710

Supplemental disclosure with respect to cash flows (Note 10)

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)

(Expressed in US Dollars)

	Number of Shares	Capital Stock	Additional Paid in Capital	Treasury Stock	Accumulated Other Comprehensive Loss	Deficit	Total Shareholders’ Equity (Deficiency)

Balance, December 31, 2021	317,157,595	$110,149,177	$6,891,510	$(1,264,194)	$(853,400)	$(115,803,442)	$(880,349)
Options exercised	900,000	177,663	(70,674)	-	-	-	106,989
Private placement net of share issuance costs	37,803,218	2,599,542	-	-	-	-	2,599,542
Derivative liability	-	(1,781,779)	-	-	-	-	(1,781,779)
Stock-based compensation	-	-	198,280	-	-	-	198,280
Income for the year	-	-	-	-	-	850,596	850,596
Balance, December 31, 2022	355,860,813	111,144,603	7,019,116	(1,264,194)	(853,400)	(114,952,846)	1,093,279
Stock-based compensation	-	-	287,515	-	-	-	287,515
Income for the year	-	-	-	-	-	47,204	47,204
Balance, December 31, 2023	355,860,813	$111,144,603	$7,306,631	$(1,264,194)	$(853,400)	$(114,905,642)	$1,427,998

The accompanying notes are an integral part of these consolidated financial statements.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

1.	NATURE AND CONTINUANCE OF OPERATIONS

Scandium International Mining Corp. (“The Company”) is a specialty metals and alloys company focusing on scandium and other specialty metals.

The Company was incorporated under the laws of the Province of British Columbia, Canada in 2006. The Company currently trades on the Toronto Stock Exchange under the symbol “SCY”.

The Company’s focus is on the exploration and evaluation of its specialty metals assets, specifically the Nyngan scandium deposit located in New South Wales, Australia. The Company is an exploration stage company and anticipates incurring significant additional expenditures prior to production at any and all of its properties.

These consolidated financial statements have been prepared on a going concern basis that contemplates the realization of assets and discharge of liabilities at their carrying values in the normal course of business for the foreseeable future. These financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

The Company currently earns no operating revenues and will require additional capital in order to advance the Nyngan property. The Company’s ability to continue as a going concern is uncertain and is dependent upon the generation of profits from mineral properties, obtaining additional financing and maintaining continued support from its shareholders and creditors. These are material uncertainties that raise substantial doubt about the Company’s ability to continue as a going concern. In the event that additional financial support is not received, or operating profits are not generated, the carrying values of the Company’s assets may be adversely affected.

The outbreak of COVID-19 and political upheavals in various countries have caused significant volatility in commodity prices. While these effects are expected to be temporary, the duration of the business disruptions internationally and related financial impact cannot be reasonably estimated at this time.

2.	SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of presentation

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America (“US GAAP”).

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, EMC Metals USA Inc., Scandium International Mining Corp. Norway AS, SCY Exploration Finland Oy and EMC Metals Australia Pty Ltd.(“EMC-A”). All significant intercompany accounts and transactions have been eliminated on consolidation.

b)	Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuations, asset impairment, stock-based compensation derivative liabilities, and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

The Company considers Itself to be an exploration stage company and will consider the transition to development stage after it receives funding to begin mine construction, and board approval.

c)	Mineral interests and exploration and development costs

The costs of acquiring mineral interests are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral interest is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral interests are expensed as incurred. Development costs incurred on proven and probable reserves will be capitalized. Upon commencement of production, capitalized costs will be amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

d)	Asset retirement obligations

The Company records the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the long-lived assets. The Company also records a corresponding asset which is amortized over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation is adjusted at the end of each period to reflect the passage of time (accretion expense) and changes in the estimated future cash flows underlying the obligation (asset retirement cost).

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

e)	Long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows or fair value in use related to the long-lived assets. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

f)	Income taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the asset and liability method the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some part or all of the deferred tax asset will not be recognized.

g)	Earnings (loss) per share

Basic earnings per common share is computed using the weighted average number of common shares outstanding during the year. To calculate diluted earnings (loss) per share, the Company uses the treasury stock method and the if converted method. As at December 31, 2023 there were 37,803,218 warrants outstanding (2022 – 37,803,218) and 40,015,000 options (2022 – 34,665,000) outstanding which have not been included in the weighted average number of common shares outstanding as these were anti-dilutive.

h)	Foreign exchange

The Company's and subsidiaries’ functional currency is the US Dollar (“USD”). Any monetary assets and liabilities that are in a currency other than the USD are translated at the rate prevailing at year end. Revenue and expenses in a foreign currency are translated at rates that approximate those in effect at the time of translation. Gains and losses from translation of foreign currency transactions into USD are included in current results of operations. Fixed assets and mineral properties have been translated at historical rates, the rate on the date of the transaction.

i)	Stock-based compensation

The Company accounts for stock-based compensation under the provisions of Accounting Standard Codification (“ASC”) 718, “Compensation-Stock Compensation.” Under the fair value recognition provisions, stock-based compensation expense is measured at the grant date for all stock-based awards to employees, directors and non-employees and is recognized as an expense over the requisite service period, which is generally the vesting period. The Black-Scholes option valuation model is used to calculate fair value.

j)	Financial instruments

The Company’s financial instruments consist of cash, receivables, accounts payable and accrued liabilities, accounts payable with related parties and derivative liability- warrants. It is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. Except for derivative liabilities, the fair values of these financial instruments approximate their carrying values unless otherwise noted. The Company has its cash primarily in three commercial banks, one in Los Angeles, California, United States of America, one in Hamilton, Ontario, Canada and one in Melbourne, Victoria, Australia.

k)	Concentration of credit risk

The financial instrument which potentially subjects the Company to concentration of credit risk is cash. The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. As at December 31, 2023, the Company has exceeded the federally insured limit. The Company has not experienced any losses in such amounts and believes it is not exposed to any significant risks on its cash in bank accounts.

l)	Fair value of financial assets and liabilities

The Company measures the fair value of financial assets and liabilities based on US GAAP guidance which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

The Company classifies financial assets and liabilities as held-for-trading, available-for-sale, held-to-maturity, loans and receivables or other financial liabilities depending on their nature. Financial assets and financial liabilities are recognized at fair value on their initial recognition, except for those arising from certain related party transactions which are accounted for at the transferor’s carrying amount or exchange amount.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Financial assets and liabilities classified as held-for-trading are measured at fair value, with gains and losses recognized in net income. Financial assets classified as held-to-maturity, loans and receivables, and financial liabilities other than those classified as held-for-trading are measured at amortized cost, using the effective interest method of amortization. Financial assets classified as available-for-sale are measured at fair value, with unrealized gains and losses being recognized as other comprehensive income until realized, or if an unrealized loss is considered other than temporary, the unrealized loss is recorded in income.

Financial instruments, including receivables, accounts payable and accrued liabilities, and accounts payable with related parties are carried at amortized cost, which management believes approximates fair value due to the short-term nature of these instruments.

The following table presents information about the assets and liabilities that are measured at fair value on a recurring basis as at December 31, 2023 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset:

	December 31, 2023	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Cash	$1,021,956	$1,021,956	$—	$—
Derivative liability - warrants	(283,373)	—	(283,373)	—

The fair values of cash are determined through market, observable and corroborated sources.

m)	Recently Adopted and Recently Issued Accounting Standards

Accounting Standards Update 2023-07 – Segment Reporting (Topic 280). This update is to improve the disclosures about a public entity’s reportable segments through enhanced disclosures about significant segment expenses and is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company is reviewing this standard but anticipates little impact on its financial statements.

Accounting Standards Update 2023-09 – Income Taxes (Topic 740). This update is to enhance the transparency and decision usefulness of income tax disclosures for fiscal years beginning after December 15, 2024. The Company is reviewing this standard to determine the impact on its financial statements.

3.	MINERAL PROPERTY INTERESTS

Scandium and other

Acquisition costs

Balance, December 31, 2023, 2022, and 2021	$704,053

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral property interests. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, title to all of its properties is in good standing.

SCANDIUM PROPERTIES

Nyngan, New South Wales Property

The Company holds a 100% interest in the Nyngan property in New South Wales, Australia (NSW).

Royalties attached to the Nyngan property include a 0.7% royalty on gross mineral sales on the property, a 1.5% Net Profits Interest royalty to private parties involved with the early exploration on the property, and a 1.7% Net Smelter Returns royalty payable for 12 years after production commences. Another revenue royalty is payable to private interests of 0.2%, subject to a $370,000 cap. A NSW minerals royalty will also be levied on the project, subject to negotiation, currently 4% on revenue.

Honeybugle property, Australia

The Company holds a 100% interest in the Honeybugle property.

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

3.	MINERAL PROPERTY INTERESTS

Kiviniemi Scandium Property Finland

In August 2018, the Company was granted an Exploration License for the Kiviniemi Scandium Property in central Finland from the Finnish regulatory body governing mineral exploration and mining in Finland. As at December 31, 2023, the Company has a reclamation bond of $11,037 (€10,000), (December 31, 2022 - $10,699 (€10,000)). An application to extend the license for 3 years will not be submitted.

4.	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2023, the Company expensed $262,294 for stock-based compensation for stock options issued to Company directors. During the year ended December 31, 2022, the Company expensed $177,745 for stock options issued to Company directors.

During the year ended December 31, 2023, the Company expensed a consulting fee of $Nil (2022 - $17,000) to one of its directors.

As at December 31, 2023, the Company owed $5,104 (2022 - $185,576) to an officer of the Company.

During the year ended December 31, 2023, the Company reversed $NIL (2022 - $669,733) of accruals to related parties, pursuant to settlement agreements.

5.	CAPITAL STOCK AND ADDITIONAL PAID IN CAPITAL

The holders of common stock are entitled to one vote for each share held. There are no restrictions that limit the Company’s ability to pay dividends on its common stock. The Company has not declared any dividends since incorporation. The Company’s common stock has no par value per common share.

During the year ended December 31, 2023, there were no share issuances pursuant to private placements or exercise of stock options.

During the year ended December 31, 2022, the Company issued 37,803,218 units as part of a private placement valued at CAD$0.09 per unit. Each unit consists of one common share and one share purchase warrant. Each warrant will entitle the holder thereof to purchase one common share in the capital of the Company at an exercise price of CAD$0.1075 at any time up to 5 years following the date of issuance. The warrants attached to the private placement are classified as a derivative liability at an initial value of $1,781,779.

During the year ended December 31, 2022, the holders of 900,000 stock options exercised their options for 900,000 shares for $106,989 (CAD$135,000) at an exercise price of CAD$0.15 per share. During the year ended December 31, 2021, the holders of 3,125,000 stock options exercised their options for 3,125,000 shares for $297,815 (CAD$378,575) at an average exercised price of CAD$0.12.

Warrants

A summary of warrant activity for the year ended December 31, 2023, are as follows:

	Number of warrants	Exercise price		Expiry date
Outstanding December 31, 2023	37,803,218	CAD$	0.1075

A fair value of the derivative liability of $1,781,779 was estimated on the date of the subscription using the Black-Scholes pricing model. For the year ended December 31, 2023, there was a non-cash gain on derivative liability – warrants of $921,366 and an unrealized foreign exchange loss of $14,936 resulting in a fair value as at December 31, 2023 of $283,373 with the following weighted average assumptions:

	December 31, 2023		December 31, 2022
Exercise price	CAD$	0.1075	CAD$	0.1075
Stock price	CAD$	0.025	CAD$	0.07
Expected term (years)	3.5		4.5
Expected dividend yield		-		-
Expected stock price volatility		100.02%		91.71%
Risk-free interest rate		3.59%		2.75%

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

5.	CAPITAL STOCK AND ADDITIONAL PAID IN CAPITAL (cont’d…)

Stock Options

The Company established a stock option plan (the “Plan”) under which it is authorized to grant options to executive officers and directors, employees and consultants and the number of options granted under the Plan shall not exceed 10% of the shares outstanding. Under the Plan, the exercise period of the options may not exceed ten years from the date of grant and vesting is determined by the Board of Directors. The exercise price is determined by the Board of Directors.

Stock option transactions are summarized as follows:

	Stock Options
	Number	Weighted average exercise price in Canadian $

Outstanding, December 31, 2021	34,615,000	$0.18
Granted	5,700,000	0.09
Exercised	(900,000)	0.15
Expired	(4,750,000)	0.37

Outstanding, December 31, 2022	34,665,000	0.14
Granted	11,400,000	0.035
Expired	(6,050,000)	0.22

Outstanding, December 31, 2023	40,015,000	$0.10

Number currently exercisable	40,015,000	$0.10

As at December 31, 2023, incentive stock options were outstanding as follows:

	Number of Options (outstanding)	Number of Options (exercisable)	Exercise Price in Canadian $	Expiry Date

Options
	3,240,000	3,240,000	0.150	May 9, 2024
	50,000	50,000	0.130	June 24, 2024
	7,450,000	7,450,000	0.065	March 19, 2025
	100,000	100,000	0.075	May 22, 2025
	5,900,000	5,900,000	0.140	November 13, 2025
	6,175,000	6,175,000	0.180	May 23, 2026
	5,700,000	5,700,000	0.090	June 14, 2027
	11,400,000	11,400,000	0.035	November 14, 2028

	40,015,000	40,015,000

As at December 31, 2023 the Company’s outstanding and exercisable stock options have an aggregate intrinsic value of $Nil (2022 - $Nil).

Stock-based compensation

During the year ended December 31, 2023, the Company recognized stock-based compensation of $287,515 (December 31, 2022 - $198,279) (included in salaries and benefits) in the statement of profit or loss pursuant to stock options granted and vested. There were 11,400,000 stock options granted during the year ended December 31, 2023 (December 31, 2022 – 5,700,000).

The weighted average fair value of the options granted in the year was CAD$0.035 (2022 - CAD$0.06).

The fair value of all compensatory options granted is estimated on grant date using the Black-Scholes option pricing model. The weighted average assumptions used in calculating the fair values of stock options granted in the years ended December 31,2023 and December 31, 2022, are as follows:

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

5.	CAPITAL STOCK AND ADDITIONAL PAID IN CAPITAL (cont’d…)

	2023	2022

Risk-free interest rate	3.87%	2.79%
Expected life (years)	5	5
Volatility	99.04%	85.52%
Forfeiture rate	0.00%	0.00%
Dividend rate	0.00%	0.00%

6.	TREASURY STOCK

	Number	Amount

Treasury shares, December 31, 2023, 2022, and 2021	1,033,333	$1,264,194

Treasury shares comprise shares of the Company which cannot be sold without the prior approval of the TSX.

7.	ACCRUALS REVERSAL

During the year ended December 31, 2022, the Company recognized a recovery on historical accruals it had recorded totaling $669,733 to related parties (Note 4) and $362,311 to former contractors and consultants pursuant to settlement agreements.

8.	SEGMENTED INFORMATION

The Company’s mineral properties are located in Australia. The Company’s capital assets’ geographic information is as follows:

December 31, 2023	Australia	Total

Mineral property interests	704,053	704,053

	$704,053	$704,053

December 31, 2022	Australia	Total

Mineral property interests	704,053	704,053

	$704,053	$704,053

Scandium International Mining Corp.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2023
(Expressed in US Dollars)

9.	INCOME TAX

A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

	2023	2022

Income before income taxes	$47,204	$850,596

Expected income tax (recovery)	13,000	221,000
Change in statutory, foreign exchange rates, and other	631,000	(330,000)
Permanent difference	(171,000)	(350,000)
Impact of foreign exchange	-	171,000
Share issuance costs	(13,000)	(13,000)
Adjustment to prior years provision versus statutory tax returns	(258,000)	115,000
Change in unrecognized deductible temporary differences	(202,000)	186,000
Total Income tax expense (recovery)	$-	$-

The significant components of the Company’s deferred tax assets that have not been included on the consolidated statement of financial position are as follows:

	2023	2022
Deferred Tax Assets (Liabilities)
Exploration and evaluation assets	$1,871,000	$1,761,000
Property and equipment	136,000	118,000
Share issuance costs	8,000	10,000
Derivative liability	77,000	311,000
Allowable capital losses	1,882,000	1,773,000
Non-capital losses available for future periods	6,312,000	6,629,000
	10,286,000	10,602,000
Unrecognized deferred tax assets	(10,286,000)	(10,602,000)
Net deferred tax assets	$-	$-

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2023	Expiry Date Range	2022	Expiry Date Range
Temporary Differences
Exploration and evaluation assets	$7,012,000	No expiry date	$6,640,000	No expiry date
Property and equipment	514,000	No expiry date	455,000	No expiry date
Derivative liability	283,000	2027	1,195,000	2027
Share issuance costs	29,000	2042 to 2046	39,000	2042 to 2046
Allowable capital losses	6,969,000	No expiry date	6,818,000	No expiry date
Non-capital losses available for future periods	23,947,000	2028 to 2043	24,327,000	2028 to 2042

10.	SUPPLEMENTAL DISCLOSURE WITH RESPECT TO CASH FLOWS

During the year ended December 31, 2022, the Company recognized $1,781,779 as a derivative liability associated with warrants attached to a private placement financing as a non-cash transaction. There were no significant non-cash transactions during the year ended December 31, 2023.

There were no amounts paid for taxes and interest in the years ended December 31, 2023, and December 31, 2022.

SCANDIUM INTERNATIONAL MINING CORP.

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Form of Proxy - Annual General Meeting to be held on June 3, 2024

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**
6. The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 9:00 am (Vancouver time), on May 30, 2024.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

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- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or **by Internet** are the only methods by which a holder may appoint a person as proxyholder other than the Management Nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

Appointment of Proxyholder

I/We being holder(s) of securities of Scandium International Mining Corp. (the "Company") hereby appoint: Peter Evensen, CEO, or failing this person, Christian Evensen, CFO, or failing this person, Edward Mayerhofer, solicitor for the Company (the "Management Nominees")

OR

Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of shareholders of the Company to be held at #1200 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, Canada on June 3, 2024 at 9:00 am (Vancouver time), and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against
1. Number of Directors To set the number of Directors at four (4).	☐	☐

2. Election of Directors

	For	Withhold
01. Peter B. Evensen	☐	☐
02. R. Christian Evensen	☐	☐
03. William B. Harris	☐	☐
04. James R. Rothwell	☐	☐

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	For	Withhold
3. Appointment of Auditors Appointment of Davidson & Company LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.	☐	☐

	For	Against
4. Approval of Unallocated Entitlements under the Stock Option Plan To approve all unallocated entitlements issuable under the Company's 2015 stock option plan, as more particularly described in the accompanying proxy statement and information circular.	☐	☐

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Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management.**

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DD / MM / YY

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

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